UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

FORWARD AIR CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FORWARD AIR CORPORATION
3200 Olympus Boulevard, Suite 300
Dallas, Texas 75019
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 17, 2026
To the Stockholders of Forward Air Corporation:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) of Forward Air Corporation (the “Company”) to be held on June 17, 2026, beginning at 8:00 a.m. CDT, at the Hilton Dallas/Southlake Town Square Hotel, 1400 Plaza Place, Southlake, TX 76092.
The purposes of this meeting are to:
1.
Proposal 1 — Elect five directors to serve until the 2027 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.
Proposal 2 — Approve, on a non-binding, advisory basis, the compensation of the named executive officers;

3.
Proposal 3 — Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year; and

4.
Proposal 4 — Approve an amendment to the 2025 Omnibus Incentive Compensation Plan to increase the number of shares of common stock authorized for issuance thereunder.

Other business will be transacted as may properly come before the 2026 Annual Meeting and at any adjournment or postponement thereof.
We will make available a list of stockholders of record as of April 21, 2026, the record date (the “Record Date”) for the 2026 Annual Meeting, for inspection by stockholders during normal business hours until June 16, 2026, at the Company’s principal place of business, 3200 Olympus Boulevard, Suite 300, Dallas, Texas 75019.
Only holders of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), or fractional units of the Company’s Series B Preferred Stock (“Company Series B Preferred Stock”), in each case, at the close of business on the Record Date are entitled to notice of and to vote at the 2026 Annual Meeting. Our Board of Directors recommends a vote “FOR” each of the director nominees in Proposal 1 and a vote “FOR” Proposals 2, 3 and 4.
It is important that your shares be represented at the 2026 Annual Meeting. Whether or not you expect to attend the 2026 Annual Meeting, please vote and submit your proxy over the Internet, by telephone or by mail. Please refer to the enclosed proxy card for specific voting instructions.
Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to make our proxy materials available to all of our stockholders over the Internet. We will be able to provide stockholders with the information they need, while at the same time lowering the cost of delivery. On or about April 29, 2026, we will commence sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), containing instructions on how to access our proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission on March 11, 2026. The Notice also provides instructions on how to vote online or vote by phone and includes instructions on how to receive a paper copy of the proxy materials by mail.
By Order of the Board of Directors,

Dallas, Texas April 29, 2026	Michael L. Hance Chief Legal Officer and Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2026.

i

FORWARD AIR CORPORATION
3200 Olympus Boulevard, Suite 300
Dallas, Texas 75019
PROXY STATEMENT
FOR
2026 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING AND VOTING
1.   WHY AM I RECEIVING THESE PROXY MATERIALS?
You are receiving these proxy materials because you held Company Common Stock or Company Series B Preferred Stock, in each case on April 21, 2026, the record date (the “Record Date”) for the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) to be held on June 17, 2026, beginning at 8:00 a.m. CDT, at the Hilton Dallas/Southlake Town Square Hotel, 1400 Plaza Place, Southlake, TX 76092. As a stockholder of record as of the Record Date, you are entitled to notice of, and to vote at, the 2026 Annual Meeting or any adjournment or postponement thereof.
We are furnishing proxy materials to our stockholders via the Internet by mailing the Notice, instead of mailing or emailing copies of those materials. The Notice directs stockholders to a website where they can access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”), and view instructions on how to vote via the Internet, mobile device, or by telephone. If you received a Notice and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.
We are also furnishing a proxy card for the 2026 Annual Meeting, which is being solicited on behalf of the Board of Directors of the Company (the “Board”). The proxy materials contain detailed information about the matters to be voted on at the 2026 Annual Meeting and provide updated information about the Company to assist you in making an informed decision when voting your shares.
The Company began furnishing the proxy materials to stockholders on or about April 29, 2026 and will bear the cost of soliciting proxies on behalf of the Company for the 2026 Annual Meeting.
2.   WHAT AM I BEING ASKED TO VOTE ON?
At the 2026 Annual Meeting, you will be asked to vote on the following four proposals. The Board recommendation for each of these proposals is set forth below.
Proposal	Board Recommendation
Proposal 1: Elect five directors to serve until the 2027 Annual Meeting of Stockholders or until their respective successors are elected and qualified.	FOR each director nominee
Proposal 2: Approve, on a non-binding, advisory basis, the compensation of the named executive officers (“Say on Pay”).	FOR
Proposal 3: Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year.	FOR
Proposal 4: Approve an amendment to the Company’s 2025 Omnibus Incentive Compensation Plan (the “2025 Omnibus Plan”) to increase the number of shares of Company Common Stock authorized for issuance thereunder.	FOR
We will also consider other business that properly comes before the meeting in accordance with Delaware law and our bylaws (the “Bylaws”).
3.   WHO IS PARTICIPATING IN THIS SOLICITATION?
The Company has retained Innisfree M&A Incorporated (“Innisfree”) to act as a proxy solicitor in conjunction with the 2026 Annual Meeting. The Company will bear the cost of soliciting proxies for the

2026 Annual Meeting. The Company will pay Innisfree a fee of $25,000 as compensation for its services and will reimburse it for its reasonable out-of-pocket expenses. Our officers and certain of our employees may also solicit proxies by mail, telephone, e-mail or facsimile transmission. They will not be paid additional remuneration for their efforts. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of Company Common Stock or Company Series B Preferred Stock.
4.   WHO IS ENTITLED TO VOTE AT THE MEETING?
Owners of Company Common Stock or Company Series B Preferred Stock as of the close of business on the Record Date are entitled to vote at the 2026 Annual Meeting. Shares owned by you include shares you held on the Record Date (i) directly in your name as the stockholder of record (registered stockholder) and (ii) in the name of a broker, bank or other holder of record where the shares were held for you as the beneficial owner (in street name). Each share of Company Common Stock and each fractional unit of Company Series B Preferred Stock is entitled to one vote on each matter. As of the Record Date, there were 32,448,712 shares of Company Common Stock outstanding and entitled to vote and 8,616,520 fractional units of Company Series B Preferred Stock outstanding and entitled to vote. There are no other outstanding voting securities of the Company entitled to vote at the 2026 Annual Meeting. A complete list of registered stockholders entitled to vote at the 2026 Annual Meeting will be open to the examination of any stockholder during normal business hours from April 29, 2026 until June 16, 2026 at the Company’s principal place of business.
5.   HOW DO I ATTEND THE 2026 ANNUAL MEETING?
Attendance at the 2026 Annual Meeting will be limited to stockholders, those holding proxies from stockholders and representatives of the Company. To gain admission to the 2026 Annual Meeting, you will need to bring identification and will need to show that you are a stockholder of the Company. If your shares are registered in your name and you plan to attend the 2026 Annual Meeting, please retain and bring the top portion of the enclosed proxy card as your admission ticket. If your shares are in the name of your broker or bank, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement.
6.   HOW DO I VOTE MY SHARES?
If you are a stockholder of record as of the Record Date, you may vote by any of the following methods:
•
Voting by Internet.   You may vote via the Internet by signing on to the website identified on your proxy card and following the procedures described on the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. The procedures permit you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by Internet, you should not return your proxy card.

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Voting by Telephone.   You may vote your shares by telephone by calling the toll-free telephone number provided on your proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. The procedures permit you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

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Voting by Mail.   If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. Your shares will be voted in accordance with the instructions on your proxy card.

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Voting at the Meeting.   You may vote your shares at the 2026 Annual Meeting by completing, signing and dating a ballot in person at the 2026 Annual Meeting.

PLEASE NOTE THAT IF YOU ARE A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME, SINCE YOUR SHARES ARE HELD BY A BANK, BROKER OR OTHER HOLDER OF

RECORD, IF YOU WISH TO VOTE IN PERSON AT THE 2026 ANNUAL MEETING YOU MUST FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE HOLDER OF RECORD. OTHERWISE, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE 2026 ANNUAL MEETING.
If your shares are held in street name, your broker or other nominee has enclosed a proxy card for you to use to direct it how to vote your shares and may also provide additional voting instructions. Please instruct your broker or other nominee how to vote your shares using the form of proxy card you received from it or otherwise in accordance with the voting instructions they provided. Please return your completed proxy card to your broker or other nominee or contact the person responsible for your account so that your vote can be counted. If your broker or other nominee permits you to provide voting instructions via the Internet or by telephone, you may vote that way instead. You are also invited to attend the 2026 Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares at the meeting unless you follow the instructions below under “How Do I Attend the 2026 Annual Meeting?”
7.   CAN I REVOKE MY PROXY OR CHANGE MY VOTE?
Yes. You may revoke your proxy at any time prior to completion of voting at the 2026 Annual Meeting. You may change your vote by either: (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) whether made via the Internet, by telephone or by mail; (ii) if you are a stockholder of record, notifying the Secretary in writing at Forward Air Corporation, 3200 Olympus Boulevard, Suite 300, Dallas, Texas 75019 that you want to revoke your earlier proxy; or (iii) if you are attending the 2026 Annual Meeting, voting by ballot during the meeting. Your attendance at the 2026 Annual Meeting will not automatically revoke your proxy unless you vote by ballot during the 2026 Annual Meeting.
If you hold your shares in street name, you may change your vote by contacting your broker or other nominee and following their instructions.
8.
HOW WILL MY SHARES BE VOTED IF I SUBMIT A PROXY CARD BUT DO NOT SPECIFY HOW I WANT TO VOTE?

If you sign your proxy card and return it without marking any voting instructions, your shares will be voted at the 2026 Annual Meeting or any adjournment or postponement thereof:
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“FOR” the election of all director nominees recommended by our Board (Proposal 1);

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“FOR” Proposals 2, 3 and 4; and

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in the discretion of the persons named as proxies on all other matters that may properly come before the 2026 Annual Meeting or any adjournment or postponement thereof in accordance with applicable law.

Despite this, our Board strongly urges you to mark your proxy card in accordance with our Board’s recommendations.
9.   WHAT CONSTITUTES A QUORUM AT THE 2026 ANNUAL MEETING?
A majority of the outstanding shares of Company Common Stock and Company Series B Preferred Stock, taken as a single class, entitled to vote at the 2026 Annual Meeting, present in person or by proxy, will constitute a quorum, which is the minimum number of such shares and units that must be present or represented by proxy at the meeting to transact business. Votes “FOR”, “AGAINST”, “WITHHOLD”, “ABSTAIN” and “BROKER NONVOTE”, as applicable, will all be counted as present to determine whether a quorum has been established.
10.   WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?
Five directors will be elected at the 2026 Annual Meeting. The affirmative vote of a plurality of the votes cast by the stockholders entitled to vote at the 2026 Annual Meeting is required for the election of directors. Under the plurality voting standard, you may vote “FOR” or “WITHHOLD” authority to vote for each nominee. Votes to “WITHHOLD” with respect to any nominee and broker non-votes are not votes cast and will result in the applicable nominee(s) receiving fewer votes cast “FOR” such nominee(s).
In the event any director nominee, in an uncontested election, receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” such election, he or she shall tender his or her resignation for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee shall recommend to the Board the action to be taken with respect to the resignation. The Board will publicly disclose its decision within 90 days after the certification of the election results.
The approval of the Say on Pay proposal, the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year, the amendment to the 2025 Omnibus Plan and any other matter that properly comes before the 2026 Annual Meeting will be approved by a majority of the votes cast. For the approval of the Say on Pay proposal, the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year, the amendment to the 2025 Omnibus Plan and any other matter that properly comes before the 2026 Annual Meeting, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Abstentions and broker non-votes are not considered as votes cast and will have no effect on the approval of these proposals, other than for purposes of determining if a quorum is present.
11.
WHAT IS A BROKER NON-VOTE? WHAT HAPPENS IF I HOLD SHARES IN STREET NAME AND DO NOT SUBMIT VOTING INSTRUCTIONS?

A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power for that particular item. Under applicable rules that govern brokers who are voting with respect to shares held in street name, brokers ordinarily have discretionary voting power on “routine” matters (e.g., ratification of the selection of independent public accountants) but not on non-routine matters (e.g., election of directors and advisory votes on executive compensation).
12.
WHOM SHOULD I CONTACT IF I HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING MY SHARES, OR IF I NEED ADDITIONAL COPIES OF THE PROXY MATERIALS?

If you have any questions or require any assistance, please contact the Company’s proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders Call Toll-Free: 877-750-5837 Brokers Call Collect: 212-750-5833

PROPOSAL 1 — ELECTION OF DIRECTORS
Our Bylaws permit the Board to fix the size of the Board. At the date of this Proxy Statement, our Board is currently comprised of seven directors, five of which are non-employee directors.
The Board is committed to recruiting and nominating directors for election who will collectively provide the Board with the necessary diversity of experience, skills and characteristics to enhance the Board’s ability to manage and direct the affairs and business of the Company and to make fully informed, comprehensive decisions. In recommending candidates for election to the Board, in the context of the perceived needs of the Board at that time, the Corporate Governance and Nominating Committee evaluates a candidate’s knowledge, experience, skills, expertise and diversity, and any other factors that the Corporate Governance and Nominating Committee deems relevant. In particular, the Board and the Corporate Governance and Nominating Committee believe that the Board should be comprised of a well-balanced group of individuals.
The Board has unanimously approved the nominations of Dale W. Boyles, Christine M. Gorjanc, Jerome Lorrain, Shawn Stewart and Paul Svindland, each to hold office until the 2027 Annual Meeting of Stockholders or until a successor has been duly elected and qualified. Each nominee has consented to serve if elected.
Director Nominees
On January 25, 2024, the Company completed the acquisition of Omni Newco LLC, a Delaware limited liability company (“Omni”) pursuant to the Agreement and Plan of Merger, dated as of August 10, 2023 (as amended by Amendment No. 1, dated as of January 22, 2024, the “Omni Merger Agreement”), among the Company, Omni and the other parties thereto (the “Omni Acquisition”). At the closing of the Omni Acquisition, the Company entered into (i) a stockholders agreement (the “REP Stockholders Agreement”) with affiliates of Ridgemont Equity Partners (“REP”) that provides, among other things, that REP has the ongoing right to nominate two directors to the Board and (ii) a stockholders agreement (the “EVE Stockholders Agreement” and, together with the REP Stockholders Agreement, the “Stockholders Agreements”) with certain former indirect equity holders of Omni related to EVE Omni Investor, LLC (the “EVE Related Holders” and, together with REP, the “Major Stockholders”) that provides, among other things, that the EVE Related Holders have the ongoing right to nominate one director to the Board. The Stockholders Agreements provide the Major Stockholders the right to nominate their respective nominees, subject to terms and conditions related to ongoing ownership of equity securities of the Company by each respective Major Stockholder.
As previously disclosed, the EVE Related Holders have waived their nomination right, and such waiver is ongoing as of the date of this Proxy Statement. Additionally, REP informed the Company that it will not be nominating directors to the Board for election at the 2026 Annual Meeting, while reserving its nomination rights under the REP Stockholders Agreement. Accordingly, Charles L. Anderson and Robert L. Edwards, Jr. are not standing as nominees for election at the 2026 Annual Meeting.
Our Board has determined that all of the director nominees are qualified to serve as directors of the Company. In addition to the specified business experience listed below, each of the director nominees has the background skills and attributes that the Board believes are required to be an effective director of the Company, including experience at senior levels in areas of expertise helpful to the Company, a willingness and commitment to assume the responsibilities required of a director of the Company and the character and integrity the Board expects of its directors. In addition, each Stockholders Agreement, among other things, (a) requires the applicable Major Stockholders to vote such Major Stockholders’ voting securities of the Company in favor of directors nominated by the Board and against any other nominees, (b) provides that each of the applicable Major Stockholders is subject to standstill restrictions, subject to certain exceptions, and (c) prohibits the applicable Major Stockholders from transferring equity securities of the Company, subject to certain exceptions, to certain competitors of the Company and to other stockholders of the Company beneficially owning more than 10% of the Company’s voting power.
The following persons are our Board’s nominees for election to serve as directors until the 2027 Annual Meeting of Stockholders or until a successor has been duly elected and qualified. There are no family relationships between any of the director nominees. Certain information relating to our Board’s nominees, furnished by the nominees, is set forth below. The ages set forth below are accurate as of the date of this Proxy Statement.
DALE W. BOYLES	Director since 2024 Age 65
Mr. Boyles has served since January 2017 as the Chief Financial Officer of Warrior Met Coal, Inc., a U.S.-based environmentally and socially minded supplier of metallurgical coal. From November to December 2016, he provided consulting services to Warrior Met Coal, LLC. Mr. Boyles was the Chief Financial Officer of Noranda Aluminum Holding Corporation (formerly NYSE listed under “NOR”), a primary aluminum and aluminum coil manufacturer, from November 2013 to November 2016. While in that role, he oversaw the voluntary reorganization under Chapter 11 of the Bankruptcy Code of Noranda in 2016. From 2006 to June 2012, Mr. Boyles served in several capacities for Hanesbrands, Inc. (NYSE listed under “HBI”), an apparel company, including Operating Chief Financial Officer from October 2011 to June 2012, Interim Chief Financial Officer from May 2011 to October 2011, and Vice President, Controller and Chief Accounting Officer from 2006 to May 2011. From 1997 to 2006, he served in various capacities for KPMG LLP, most recently as Audit Partner, Consumer & Industrial Markets. Mr. Boyles was Corporate Division Controller for Collins & Aikman Corporation from 1993 to 1996. Mr. Boyles holds a B.S. in Accounting from the University of North Carolina — Charlotte. Mr. Boyles is a certified public accountant.
Qualifications.   The Board believes that Mr. Boyles is qualified to serve on the Board because of his extensive experience serving in various leadership roles at several companies and his knowledge of accounting principles, financial reporting and internal controls.
CHRISTINE M. GORJANC	Director since 2024 Age 69
Ms. Gorjanc currently serves as an independent director for various public companies, including as a member of the board of directors of Polestar, an electric performance car brand, since October 2024 where she serves as the audit committee chair and a member of the compensation committee. She served on the board of Juniper Networks, a leader in secure AI-driven networks, from May 2019 through July 2025 when Juniper Networks was acquired in a $14 billion acquisition by Hewlett Packard Enterprise Co. In this role, she served on the audit committee and also as lead independent director. Ms. Gorjanc also served on the board of directors of Invitae, a genetic testing and services company, from 2015 to August 2024 where she served as the audit committee chair and a member of the compensation committee. Ms. Gorjanc briefly served as the Interim Chief Executive Officer of Invitae, Inc. from July until August 2023. Ms. Gorjanc also served on the boards of directors of Zymergen, Inc. from March 2021 to October 2022, and Shapeways Holdings from 2023 to 2024. Ms. Gorjanc served as the Chief Financial Officer of Arlo Technologies, Inc., an intelligent cloud infrastructure and mobile app platform company, from August 2018 to June 2020. She previously served as the Chief Financial Officer of NETGEAR, Inc., a provider of networking products and services from January 2008 to August 2018, where she also served as Chief Accounting Officer from December 2006 to January 2008 and Vice President, Finance from November 2005 through December 2006. Prior to joining NETGEAR, Inc., Ms. Gorjanc spent eight years in public accounting. Ms. Gorjanc holds a B.A. in Accounting from the University of Texas at El Paso and a Master’s in Taxation from Golden Gate University. She has also received her director certification from the NACD (National Association of Corporate Directors).
Qualifications.   The Board believes that Ms. Gorjanc is qualified to serve on the Board because of her extensive experience in senior leadership roles, executive experience and financial expertise gained through her service as a chief financial officer of rapidly growing international technology companies including experience in operations, supply chain and information technology.
JEROME LORRAIN	Director since 2024 Age 50
Mr. Lorrain has served as the Executive Chairman of the Board since June 2025 after previously serving as an independent director of the Company from October 2024 to June 2025. Mr. Lorrain has decades of experience serving in a variety of roles in the logistics and transportation industry. From March 2024 to July 2025, Mr. Lorrain served as executive chairman of FluentCargo, a supply chain and transportation technology company based in Australia. Mr. Lorrain has also served as chairman of the board of Arrive Logistics from April 2021 to August 2023, board member of ATL Partners from July 2020 to August 2023 and executive chairman of the board of Pilot Freight Services from July 2020 to May 2022. Prior to these roles, Mr. Lorrain served as Chief Operating Officer of CEVA Logistics, a global end-to-end logistics company, from July 2014 to June 2020. Mr. Lorrain currently serves as a director of Log-Hub, a supply chain solution and optimization company and as a director of FluentCargo. Mr. Lorrain holds a Bachelor’s Degree in Mathematics, Chemistry and Biology from Lycee Fabert — Metz as well as a Technician Degree in Logistics and Transportation from the University of Paris — Créteil and a Master’s Degree in Logistics from Ecole Superieure Internationale de Logistique — Metz.
Qualifications.   The Board believes that Mr. Lorrain is qualified to serve on the Board because of his extensive executive experience in the transportation and logistics sector.
SHAWN STEWART	Director since 2024 Age 52
Mr. Stewart has served as Chief Executive Officer and member of the Board since joining the Company in April 2024. Previously, Mr. Stewart served as President and Managing Director of North America for CEVA Logistics, a global end-to-end logistics company, from April 2020 to March 2024. Prior to being named President and Managing Director, North America, Mr. Stewart held numerous leadership positions of increasing responsibility at CEVA Logistics since joining its predecessor, EGL, Inc., in 1995, including serving as Executive Vice President — Freight Management, North America, Senior Vice President — Ground Transport, North America and Regional Vice President. From 1992 to 1998, Mr. Stewart served with distinction in the United States Navy, where he received the Navy Achievement Medal for his exemplary service aboard the USS Inchon and USS Theodore Roosevelt.
Qualifications.   The Board believes that Mr. Stewart’s experience in senior leadership positions in the logistics and transportation industry as well as his position as the Company’s Chief Executive Officer provide the Board with significant insight into the Company’s strategy and operations.
PAUL SVINDLAND	Director since 2025 Age 55
Mr. Svindland is an experienced executive with three decades of experience in the transportation and logistics industry. He serves as Chairman of STG Logistics, a port-to-door services and supply chain solutions company, and previously served as its Chief Executive Officer from February 2020 to April 2025. Additionally, Mr. Svindland is the CEO of Mallory Alexander, a private equity-backed global freight forwarder. From July 2017 to March 2021, Mr. Svindland also served as the Chief Executive Officer and director of Celadon Group, Inc., a full-service domestic trucking company. Mr. Svindland is a graduate of Syracuse University and also holds an M.B.A. from the Wharton School at the University of Pennsylvania.
Qualifications.   The Board believes that Mr. Svindland’s extensive experience in the logistics and transportation industry provides valuable insight to the Board.
Stockholder Vote Requirement
The affirmative vote of a plurality of the votes cast by the stockholders entitled to vote at the 2026 Annual Meeting is required for the election of directors. Under the plurality voting standard, you may vote “FOR” or “WITHHOLD” authority to vote for each nominee. Votes to “WITHHOLD” with respect to any nominee and broker non-votes are not votes cast and will result in the applicable nominee(s) receiving fewer votes cast “FOR” such nominee(s).
In the event any director nominee receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” such election, he or she shall tender his or her resignation for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating

Committee shall recommend to the Board the action to be taken with respect to the resignation. The Board will publicly disclose its decision with respect to such resignation within 90 days of the certification of the election results.
Recommendation of the Board
Our Board recommends that stockholders vote “FOR” each of the five nominees recommended by the Board.

CORPORATE GOVERNANCE
Independent Directors
The Company Common Stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”). Nasdaq requires that a majority of the Company’s directors be “independent directors,” as defined in Nasdaq Marketplace Rule 5605. Generally, a director does not qualify as an independent director if, among other reasons, the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board has affirmatively determined that all of the Company’s current directors, other than Mr. Lorrain and Mr. Stewart, are “independent directors” on the basis of Nasdaq’s standards and a review of each director’s responses to questionnaires asking about any material relationships or affiliations with us.
The independent directors of the Board include: Charles L. Anderson, Dale W. Boyles, Robert L. Edwards, Jr., Christine M. Gorjanc and Paul Svindland. As noted above, Messrs. Anderson and Edwards are not nominees at the 2026 Annual Meeting. Mr. Lorrain is not independent as he is the Executive Chairman of the Board. Mr. Stewart is not independent as he is the Company’s Chief Executive Officer.
The Board has adopted Corporate Governance Guidelines that give effect to Nasdaq’s requirements related to various corporate governance matters. The Company’s Corporate Governance Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision-making both at the Board and management level, with a view to enhancing long-term stockholder value. The topics addressed in our Corporate Governance Guidelines include:
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Selection of the Chairman;

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Selection and responsibilities of the Lead Independent Director, if any;

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Selection and evaluation of the Chief Executive Officer;

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Independence of the Board;

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Selection of new directors, Board membership criteria and size and role of the Board;

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Committees of the Board and related matters;

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Director orientation and continuing education;

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Independent director stock ownership guidelines;

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Self-evaluation by the Board;

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Director change in status and resignation policy;

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Leadership development and succession planning;

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Board access to management; and

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Stockholder communications with the Board.

The Company’s Corporate Governance Guidelines are available through the Governance link on the Company’s Investor website, which can be accessed at www.ir.forwardaircorp.com. The Company’s website and the information contained therein or connected thereto are not incorporated into this Proxy Statement.
Executive Sessions
Pursuant to the Company’s Corporate Governance Guidelines, the Company’s independent directors meet in executive session without management on a regularly scheduled basis, but not less frequently than quarterly. The Lead Independent Director, or in his absence, an independent director designated by the Lead Independent Director presides at such executive sessions.
Interested parties who wish to communicate with the Lead Independent Director or the independent directors as a group should follow the procedures found below under “Stockholder Communications.”

Director Nominating Process
Stockholders may nominate directors for election at an annual meeting of stockholders, provided that the stockholder satisfies the advance notice requirements set forth in our Bylaws. A stockholder’s notice must be delivered to or mailed and received by the Secretary at Forward Air Corporation, 3200 Olympus Boulevard, Suite 300, Dallas, Texas 75019, at least 90 calendar days but not more than 120 calendar days prior to the one-year anniversary of the prior year’s annual meeting and include all required information to be considered. In the case of the 2027 Annual Meeting of Stockholders, recommendations can be submitted no earlier than February 17, 2027, and the deadline to receive nominations is March 19, 2027.
If, however, the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, then notice by the stockholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made.
Among other requirements, all notices must be in writing and set forth the following information: (1) the information required by Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; (2) the signed written consent of the nominee to be nominated; and (3) the completed and signed director questionnaire and other documents, as required under our Bylaws. Nominations not made in accordance with the procedures set forth in our Bylaws will be deemed invalid.
The requirements of the advance notice provision for nomination of directors as summarized above are qualified in their entirety by our Bylaws and Rule 14a-19 (as applicable), which we recommend be read in order to comply with all applicable requirements.
The Corporate Governance and Nominating Committee annually reviews the appropriate experience, skills and characteristics required of members of the Board in the context of the current membership of the Board. This assessment includes, among other relevant factors in the context of the perceived needs of the Board at that time, the possession of such knowledge, experience, skills, and expertise to enhance the Board’s ability to manage and direct the affairs and business of the Company.
The Board has established a process for the identification and selection of candidates for director. The Corporate Governance and Nominating Committee, in consultation with the Executive Chairman of the Board and Lead Independent Director, periodically examines the composition of the Board and determines whether the Board would better serve its purposes with the addition of one or more directors. If the Corporate Governance and Nominating Committee determines that adding a new director is advisable, the Corporate Governance and Nominating Committee initiates a search, working with other directors and management and, if appropriate or necessary, a third-party search firm that specializes in identifying director candidates.
As discussed in more detail above, in connection with the Omni Acquisition, the Company entered into (i) the REP Stockholders Agreement with affiliates of REP that provides, among other things, that REP has the ongoing right to nominate two directors to the Board and (ii) the EVE Stockholders Agreement with the EVE Related Holders that provides, among other things, that the EVE Related Holders have the ongoing right to nominate one director to the Board. The Stockholders Agreements provide the Major Stockholders the right to nominate their respective director nominees, subject to terms and conditions related to ongoing ownership of equity securities of the Company by each respective Major Stockholder and all other generally applicable qualifications required for service as a director as set forth in the Company’s governing documents and Corporate Governance Guidelines.
The Corporate Governance and Nominating Committee will consider all appropriate candidates proposed by management, directors and stockholders. Information regarding potential candidates shall be presented to the Corporate Governance and Nominating Committee, which shall evaluate the candidates based on the needs of the Board at that time and the candidates’ knowledge, experience, skills, expertise and diversity of experience and background, as set forth in the Company’s Corporate Governance Guidelines. In particular, the Board and the Corporate Governance and Nominating Committee believe that the Board should be comprised of a well-balanced group of individuals. The Board believes that having diversity of knowledge, experience, skills and expertise among its members enhances the Board’s ability to make fully informed, comprehensive decisions.
Potential candidates will be evaluated according to the same criteria, regardless of whether the candidate was recommended by stockholders, the Corporate Governance and Nominating Committee, another director, Company management, a search firm or another third party, except that in the case of stockholder recommendations, such candidates must be nominated pursuant to the requirements in our Bylaws. The Corporate Governance and Nominating Committee will submit its director candidate(s) recommendation to the Board for approval and recommendation to the stockholders.
Annual Performance Evaluations
The Company’s Corporate Governance Guidelines provide that the Board shall conduct an annual evaluation to determine, among other matters, whether the Board and the Board committees are functioning effectively. The Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are also each required to conduct an annual self-evaluation. The Corporate Governance and Nominating Committee is responsible for overseeing this self-evaluation process. The Board also conducts periodic evaluations of the Chief Executive Officer, the Executive Chairman and the Lead Independent Director, peer evaluations and individual self-evaluations.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics that applies to all Company employees, officers and directors (the “Code of Conduct”), which is available through the Governance link on the Company’s Investor website and can be accessed at www.ir.forwardaircorp.com. The Company’s website and the information contained therein or connected thereto are not incorporated into this Proxy Statement. The Code of Conduct complies with Nasdaq and SEC requirements. The Company will also mail the Code of Conduct to any stockholder who requests a copy. Requests may be made by contacting the Secretary as described below under “Stockholder Communications.”
Insider Trading Policy
We have an insider trading policy and procedures that govern the purchase, sale and/or dispositions of our securities by directors, officers and employees, together with their immediate family members and other persons living in their households. We believe our insider trading policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable Nasdaq standards. In addition, it is the policy of the Company to comply with applicable U.S. securities laws, including laws, rules and regulations related to trading in our securities. A copy of our Insider Trading Policy was filed as an exhibit to our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2025.
Board Attendance
The Company’s Corporate Governance Guidelines provide that all directors are expected to regularly attend meetings of the Board and committees on which they serve and to spend the time needed, and meet as frequently as necessary, to properly discharge their responsibilities. Members of the Board are also expected to attend the Annual Meeting of Stockholders. During 2025, the Board held 39 meetings. Except for Messrs. Edwards and Anderson, all of the incumbent directors who were on the Board during 2025 attended at least 75% of the aggregate number of meetings of the Board and meetings of committees of the Board on which he or she served during 2025. The attendance of Messrs. Edwards and Anderson fell below the 75% threshold as a result of their recusal from certain Board and committee meetings due to potential conflicts of interest arising in connection with our strategic alternatives review. Messrs. Edwards and Anderson will not be standing for re-election at the 2026 Annual Meeting. Five of the Company’s Board members attended the 2025 Annual Meeting of Stockholders.
Board Committees
The Board currently has four standing committees: an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and an Executive Committee.

The charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are available through the Governance link on the Company’s Investor website, which can be accessed at ir.forwardaircorp.com. With the exception of the Executive Committee, each committee has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. Additional information regarding the functions of the Board’s committees, the number of meetings held by each committee during 2025 and their present membership is set forth below. The current composition of the Board and its Committees is as follows:
Name	Audit	Compensation	Executive	Corporate Governance and Nominating
Charles L. Anderson		X
Dale W. Boyles*	X			X
Robert L. Edwards, Jr.			X	Chair
Christine M. Gorjanc*	Chair	X	X
Jerome Lorrain (Executive Chairman)			Chair
Shawn Stewart (Chief Executive Officer)			X
Paul Svindland (Lead Independent Director)	X	Chair	X
Number of Meetings in 2025	5	6	—	5

*
Audit Committee Financial Expert

Audit Committee.   The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Audit Committee is responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. As part of this responsibility, the Audit Committee considers the impact of changing its current firm, is involved in selecting the lead audit partner, and considers the fee arrangement and scope of the audit. The Audit Committee also reviews the financial statements and the independent registered public accounting firm’s report, considers comments made by such firm with respect to the Company’s internal control structure, and reviews the internal audit process, internal accounting procedures and financial controls with the Company’s financial and accounting staff. The Audit Committee may meet in executive session, without management present, on any matter it deems appropriate. In addition, the Audit Committee assists the Board in its oversight of the Company’s legal compliance, ethics and information system controls and security programs. A more detailed description of the Audit Committee’s duties and responsibilities can be found in the “Audit Committee Report” section of this Proxy Statement and in the Audit Committee Charter, which is available through the Governance link on the Company’s Investor website, which can be accessed at www.ir.forwardaircorp.com.
The Board has determined that each member of the Audit Committee meets the independence and financial acumen requirements under Nasdaq listing standards and the enhanced independence standards for audit committee members required by the SEC. In addition, the Board has determined that each of Dale W. Boyles and Christine M. Gorjanc of the Audit Committee meet the definition of an “audit committee financial expert,” as that term is defined by the rules and regulations of the SEC.
Compensation Committee.   The Compensation Committee is responsible for determining the overall compensation levels of the Company’s executive officers, reviewing, approving and administering the Company’s employee incentive plans and other employee benefit plans. The Compensation Committee approves the final compensation for all NEOs other than the Chief Executive Officer. The Compensation Committee makes preliminary determinations about the Chief Executive Officer’s base salary, annual short-term incentive compensation, long-term incentive compensation and other awards as appropriate. The Compensation Committee discusses its compensation recommendations for the Chief Executive Officer and Executive Chairman with the full Board, and the full Board approves the final compensation decisions after this discussion. The Compensation Committee also reviews, approves and makes recommendations, as necessary, to the Board with respect to the Company’s policies and procedures relating to executive officer or director compensation, such as any clawback policy, stock ownership guidelines, or pledging or hedging policy.

Additionally, the Compensation Committee reviews and approves the Compensation Discussion and Analysis (“CD&A”) for inclusion in the Proxy Statement. Furthermore, the Compensation Committee oversees management succession planning along with the Corporate Governance and Nominating Committee and strategically reviews the Company’s human resource strategies and initiatives with respect to the Company’s development and retention of talent. A more detailed description of the Compensation Committee’s duties and responsibilities can be found in the Compensation Committee Charter, which is available through the Governance link on the Company’s Investor website, which can be accessed at www.ir.forwardaircorp.com.
In fulfilling its responsibilities, the Compensation Committee may delegate its responsibilities to a subcommittee consisting of members of the Compensation Committee and, to the extent not expressly reserved to the Compensation Committee by the Board or by applicable law, rule or regulation, to any other committee consisting entirely of independent directors. The Company’s Chief Executive Officer may not be present during deliberations or voting regarding his or her compensation. To the extent helpful to the work of the Compensation Committee, however, the Company’s Chief Executive Officer may be invited by the Compensation Committee to participate in discussion relating to his or her compensation that may precede further deliberation or voting.
The Compensation Committee again engaged Meridian Compensation Partners, LLC (“Meridian”), an independent consultant, to assist it during 2025. During the year, the consultant reviewed materials prepared by management and provided the Compensation Committee with information on compensation trends, best practices and changes in the regulatory environment, in addition to providing executive and director compensation benchmarking information. Meridian provided no services to the Company other than those related to executive and director pay and related governance provided to the Compensation Committee.
The Board has determined that each member of the Compensation Committee is independent pursuant to Nasdaq listing standards and Rule 16b-3 of the Exchange Act. In addition, the Compensation Committee, considering all relevant factors, including those set forth in Rule 10C-l(b)(4)(i) through (vi) under the Exchange Act and the Nasdaq listing standards, is not aware of any conflict of interest that has been raised by the work performed by Meridian.
Corporate Governance and Nominating Committee.   The Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members and recommending them to the Board for consideration. This responsibility includes all potential candidates, whether initially recommended by management, other Board members or stockholders. In addition, the Corporate Governance and Nominating Committee makes recommendations to the Board for Board committee assignments, develops and annually reviews the Company’s Corporate Governance Guidelines, and otherwise oversees corporate governance matters. The Corporate Governance and Nominating Committee is also responsible for overseeing the annual evaluation of the Board and for periodically reviewing and making recommendations to the Board regarding director compensation for the Board’s approval. The Corporate Governance and Nominating Committee also reviews the Company’s environmental, social and governance policies, as well as manages sustainability-related risks and makes recommendations that it deems appropriate. Furthermore, the Corporate Governance and Nominating Committee oversees management succession planning along with the Compensation Committee. A more detailed description of the Corporate Governance and Nominating Committee’s duties and responsibilities can be found in the Corporate Governance and Nominating Committee Charter, which is available through the Governance link on the Company’s Investor website, which can be accessed at www.ir.forwardaircorp.com.
A description of the Committee’s policy regarding director candidates nominated by stockholders appears in the “Director Nominating Process” section above. The Board has determined that each member of the Corporate Governance and Nominating Committee is independent pursuant to Nasdaq listing standards.
Executive Committee.   The Executive Committee is authorized, to the extent permitted by law and our Bylaws, to act on behalf of the Board on all matters that may arise between regular meetings of the Board upon which the Board would be authorized to act, subject to certain materiality restrictions established by the Board. The Executive Committee did not act with respect to any matter during 2025.

Compensation Committee Interlocks and Insider Participation
During the fiscal year ended December 31, 2025, Charles L. Anderson, Christine M. Gorjanc and Paul Svindland served as members of the Compensation Committee. None of these directors was, during 2025, an officer or employee of the Company or was formerly an officer of the Company. There were no transactions in 2025 between us and any directors who served as Compensation Committee members for any part of 2025 that would require disclosure by us under SEC rules requiring disclosure of certain relationships and related party transactions. During 2025, none of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee, and none of our executive officers served as a member of the compensation committee of another entity, whose executive officers served as a member of our Board. Accordingly, there were no interlocks with other companies within the meaning of the SEC’s proxy rules during 2025.
Certain Relationships and Related Person Transactions
Review, Approval or Ratifications of Certain Relationships and Transactions with Related Persons.   The Audit Committee of the Board reviews all relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Other than as provided in the Audit Committee Charter, the Company does not have a written policy governing related-person transactions. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are required to be disclosed in a company’s proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed.
In the course of its review and approval or ratification of a disclosable related person transaction, the Audit Committee considers:
•
the nature of the related person’s interest in the transaction;

•
the material terms of the transaction, including, without limitation, the amount and type of transaction;

•
the importance of the transaction to the related person; and

•
the importance of the transaction to the Company.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee when considering the transaction.
Based on information provided by the directors, director nominees and executive officers, and the Company’s legal department, the Audit Committee determined that there are no other related person transactions to be reported in this Proxy Statement during 2025, other than as set forth below:
The Omni Acquisition
As discussed above, on January 25, 2024, the Company, Omni and certain other parties completed the Omni Acquisition. Pursuant to the Omni Merger Agreement, the Company, through a series of transactions involving the Company’s direct and indirect subsidiaries, acquired Omni for a combination of $100 million in cash and common equity consideration representing 14,015,018 shares of Company Common Stock on an as-converted and as-exchanged basis.
Prior to the consummation of the Omni Acquisition and to facilitate the issuance of the consideration in connection therewith, the Company completed a restructuring, pursuant to which, among other things, the Company contributed all of its operating assets to Clue Opco LLC, a newly formed subsidiary of the

Company that is a Delaware limited liability company (“Opco”). The limited liability company interests of Opco are represented by units (collectively, the “Opco Units”). At the closing of the Omni Acquisition, the Company, Opco, Former Omni Holders and certain other parties entered into a tax receivable agreement (the “Tax Receivable Agreement”), which sets forth the agreement among the parties regarding the sharing of certain tax benefits realized by the Company as a result of the Omni Acquisition. Pursuant to the Tax Receivable Agreement, the Company is generally obligated to pay certain Former Omni Holders 83.5% of (a) the total tax benefit that the Company realizes as a result of increases in tax basis in Opco’s assets resulting from certain actual or deemed distributions and the future exchange of units of Opco for shares of securities of the Company (or cash) pursuant to the operating agreement that governs Opco, (b) certain pre-existing tax attributes of certain Former Omni Holders that are corporate entities for tax purposes, (c) the tax benefits that the Company realizes from certain tax allocations that correspond to items of income or gain required to be recognized by certain Former Omni Holders, and (d) other tax benefits attributable to payments under the Tax Receivable Agreement.
Pursuant to the Stockholder Agreements, the Major Stockholders have the right to nominate their respective nominees, subject to terms and conditions related to ongoing ownership of equity securities of the Company by each respective Major Stockholder. The Major Stockholders have nominated Charles L. Anderson and Robert L. Edwards to serve on our Board. Mr. Anderson has served as a Partner at REP, an affiliate of former direct and indirect equity holders of Omni, since 2019. Mr. Edwards co-founded and began serving as a Partner of REP in 2010 and has served as a Managing Partner since 2021. Messrs. Anderson and Edwards acquired beneficial ownership of Company securities in connection with the Omni Acquisition as described below under the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement.
Based on information provided by the directors, director nominees and executive officers, and the Company’s legal department, the Audit Committee determined that there are no other related person transactions to be reported in this Proxy Statement.
Related Party Employment
Justin Osborne, who serves as a Vice President of Operations of the Company (a non-executive officer), is the son of Timothy Osborne, who currently serves as our Executive Vice President of Operations. Justin Osborne has been employed by the Company since 2008. Justin Osborne’s employment with the Company, in light of his relationship to Timothy Osborne, has been reviewed and approved by our Audit Committee. Justin Osborne earned total compensation of approximately $571,500 in 2025, which was comprised of base salary and an award of performance shares. Justin Osborne’s compensation structure is consistent with other Vice President-level employees with similar responsibilities. The Company believes that the above employment relationship is in our best interests and on terms no less favorable to us than could have been obtained in arm’s-length negotiations with unaffiliated third parties.
Board Leadership Structure
In accordance with our Bylaws and Corporate Governance Guidelines, the Board is responsible for selecting the Chief Executive Officer and the Chairman of the Board; both of these positions may be held by the same person or by two separate individuals. The Company’s Corporate Governance Guidelines require the election, by the Board, of a lead independent director to serve during any period when there is no independent Chairman of the Board. In April 2024, Mr. Stewart was appointed as CEO and appointed to the Board but was not named Chairman. The Board believes separating the positions of Chairman and CEO allows Mr. Stewart to focus on the Company’s day-to-day business and operations and the Company’s global transformation after the Omni Acquisition. An independent director, George S. Mayes, Jr., was Chairman until June 2025 when he left the Board. At that time, the Board appointed Mr. Lorrain as Executive Chairman to work closely with the management team. The Board also appointed Mr. Svindland as Lead Independent Director, as the Chairman was no longer independent.
The Executive Chairman of the Board is responsible for (a) chairing Board meetings and the annual meetings, (b) setting the agendas for these meetings, (c) attending Board committee meetings, and (d) providing information to Board members in advance of each Board meeting and between Board meetings.

The Lead Independent Director is responsible for (i) chairing executive sessions of the independent directors and communicating with management relating to these sessions, and presiding at all meetings of the Board at which the Chairman is not present, (ii) approving agendas and schedules for Board meetings and the information that is provided to directors, and (iii) serving as a liaison between the Chairman and the independent directors. The Lead Independent Director also has the authority to call meetings of the independent directors.
On an annual basis, as part of our review of corporate governance and succession planning, the Board (led by the Corporate Governance and Nominating Committee) evaluates the Board’s leadership structure, to ensure that it remains the optimal structure for the Company and its stockholders. The Board recognizes that different board leadership structures may be appropriate for companies with different histories and cultures, as well as companies with varying sizes and performance characteristics.
Risk Oversight
On at least a quarterly basis, the Company’s Chief Legal Officer provides a comprehensive risk report to the Audit Committee and the Board. While the Audit Committee has primary responsibility for overseeing financial risks and information system controls and security risks, the Board is charged with overseeing the Company’s enterprise risks and ensuring that the Company’s risk oversight processes appropriately align with existing disclosure controls and procedures. The full Board engages in periodic discussions about enterprise risk management with our Chief Legal Officer, Chief Executive Officer, Chief Financial Officer, Chief Information Officer and other Company officers as the Board may deem appropriate.
The Company also recognizes the critical importance of cybersecurity in protecting our business and our stakeholders’ information. We are committed to maintaining a robust cybersecurity risk management program and implementing a comprehensive strategy to mitigate cybersecurity threats and vulnerabilities. The Board and the Audit Committee are actively involved in oversight of the Company’s cybersecurity risk management. The Company addresses cybersecurity risks through a comprehensive, cross-functional approach, focused on protecting the security of the Company and the information that it collects by proactively identifying and preventing cybersecurity threats.
The Board’s ongoing oversight also occurs at the Board committee level on a more focused basis, whereby each committee considers the risks within its area of responsibilities and works to proactively mitigate these risks. The Compensation Committee considers the risks that may be implicated by the Company’s executive compensation programs, for instance, and the Compensation Committee has sole authority to retain compensation consultants and other advisors to provide advice and support on compensation issues. The Corporate Governance and Nominating Committee considers the best governance structure and guidelines for the Company to minimize enterprise risks brought about by weak governance. The Corporate Governance and Nominating Committee also oversees the Company’s environmental, social and governance policies and activities and any associated risks. The Board believes that its leadership structure supports the Board’s effective oversight of the Company’s enterprise risks.
Corporate Sustainability and Responsibility
We embrace a comprehensive approach to sustainability that addresses Environmental, Social, and Governance (“ESG”) factors.
Our sustainability strategy is organized around four impact areas — People, Planet, Customer, and Community — which together reflect the topics most relevant to our business and our stakeholders. These areas build on the material topics identified through our 2020 assessment, which utilized the Sustainable Accounting Standards Board (SASB) standards and a third-party stakeholder review. That assessment identified ten priority areas that continue to anchor our work:
• Roadway Health & Safety	• Measurement & Disclosure
• Workplace Health & Safety	• Information Security
• Independent Contractor Practices	• Responsible Supplier Practices

• Diversity, Equity, Inclusion, and Belonging (DEI&B) Practices	• Green House Gas (GHG) Emissions Reduction Practices
• Community Impact & Partnerships	• Air Quality Practices
We continue to invest in the resources and structures necessary to manage sustainability-related risks and opportunities across the enterprise. Oversight of our sustainability strategy, performance, and continuous-improvement activities is maintained by dedicated ESG leadership. The Corporate Governance and Nominating Committee has responsibility for oversight of our sustainability-related efforts. At least twice a year, management provides the Corporate Governance and Nominating Committee with updates on these topics, and at least annually, the Chair of the Corporate Governance and Nominating Committee reports to the full Board.
People
We are committed to supporting a safe, engaged, and connected workforce across our operations. As part of this pillar, we focus on Roadway Health & Safety, Workplace Health & Safety, Independent Contractor Practices, and Engagement & Connectivity Practices.
We maintain and continuously monitor comprehensive health and safety programs designed to prevent workplace incidents and promote a strong safety culture for employees and independent contractors. These programs include facility-level safety procedures and a company-wide Emergency Preparedness Plan aligned with Occupational Safety and Health Administration standards.
We are also committed to fostering a workplace culture that supports engagement, belonging, and professional growth. In 2020, we established an Engagement & Connectivity Council to strengthen employee connection, participation, and collaboration across the organization. Since its formation, we have implemented initiatives including paid parental leave, floating paid holidays, and internal programs that recognize and celebrate employee perspectives and shared experiences.
Planet
We are committed to promoting a healthier natural environment by pursuing continuous improvement across our operations and participating in industry efforts that advance environmental performance. As part of this pillar, we focus on GHG Emissions Reduction Practices and Air Quality Practices.
As a transportation and logistics company, we recognize the environmental impacts associated with our operations. We track and manage GHG emissions and energy use and have established a preliminary goal to reduce absolute Scope 1 and Scope 2 GHG emissions (combined) by 2030 from a 2021 base year. We are currently updating our ESG roadmap to reflect our combined operations following the integration with Omni Logistics.
We also continue to participate in industry programs that promote fuel efficiency and emissions reduction, including maintaining SmartWay certification through the U.S. Environmental Protection Agency.
Customer
We are committed to delivering reliable, high-quality transportation services that meet our customers’ operational and sustainability expectations. As part of this pillar, we focus on Measurement & Disclosure, Information Security, and Responsible Supplier Practices.
We support transparent and responsible business practices through continued investment in digital, cloud-based, and data-management systems that improve operational efficiency and performance measurement. We deploy Safety and Environmental Management Systems and related tools to collect and communicate relevant information across business units and leadership teams.
Through our Responsible Supplier Practices, we seek to better understand the sustainability priorities of our suppliers and customers. We are enhancing internal data-tracking capabilities and exploring opportunities to broaden supplier engagement and participation over time.

Community
Community is a core element of our sustainability framework and reflects the continued growth and maturation of our engagement efforts. We are evolving from localized charitable activities to a more structured, enterprise-wide approach that integrates employee engagement, strategic partnerships, and coordinated initiatives across our operations.
The central focus of this work is long-standing support for veterans and military families, including a strategic partnership with Hope for the Warriors, which we primarily support through organizing our annual Drive for Hope fundraising event and related community initiatives. These efforts are aligned with our values, support the communities where we live and work, and reinforce our role as a trusted and engaged corporate partner. Community initiatives are managed as part of our broader sustainability strategy and are informed by employee participation, stakeholder priorities, and ongoing evaluation of impact.
To learn more about our sustainability strategy and focus areas, visit our sustainability website at omnilogistics.com/our-impact/ or at forwardair.com/ourimpact. Details are also accessible through our investor relations site. The information contained in our Sustainability Report is not incorporated into, and does not form a part of, this report. We will continue to refine our disclosures and report on progress as our sustainability efforts evolve.

DIRECTOR COMPENSATION
The general policy of the Board is that compensation for non-employee directors should be a mix of cash and equity-based compensation. The Company does not pay employee directors for Board service in addition to their regular employee compensation.
The Corporate Governance and Nominating Committee, which consists solely of independent non-employee directors, has the primary responsibility for reviewing and considering any revisions to the non-employee director compensation program.
In accordance with the Corporate Governance and Nominating Committee’s recommendations, during 2025, the non-employee directors’ cash compensation program was as follows, which is expected to continue in 2026:
•
an annual cash retainer of $85,000 for all non-employee directors;

•
an additional annual cash retainer of $125,000 for the Chairman, if independent;

•
an additional annual cash retainer of $50,000 for the Lead Independent Director, if any;

•
an additional annual cash retainer of $20,000 for each of the Chairs of the Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee; and

•
an additional annual cash retainer of $10,000 for all non-Chair Audit Committee members, Compensation Committee members and Corporate Governance and Nominating Committee members.

All directors are reimbursed reasonable travel expenses for meetings attended in person. The Company also reimburses directors for expenses associated with participation in continuing director education programs.
In addition, on the first business day after each annual meeting of stockholders, each non-employee director is granted an equity or equity-based award (the “Annual Grant”) in such form and size as the Board determines from year to year. Unless otherwise determined by the Board, the Annual Grants will become vested and non-forfeitable on the earlier of (a) the day immediately prior to the first annual meeting of stockholders that occurs after the grant date or (b) the first anniversary of the grant date, so long as the non-employee director’s service with the Company does not earlier terminate. Each director may elect to defer receipt of the shares until the director departs from the Board. If a director elects to defer receipt, the Company will issue deferred stock units in which the director does not have voting rights or other incidents of ownership until the shares are issued. Each deferred stock unit is eligible for a dividend equivalent in the form of additional restricted stock units for each cash dividend paid by the Company.
Director Compensation Table for 2025
The following table shows the compensation the Company paid in 2025 to its non-employee directors:
Name	Fees Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Ana Amicarella(4)	46,731	—	—	46,731
Charles L. Anderson	95,000	130,000	—	225,000
Valerie Bonebrake(5)	42,280	—	—	42,280
Dale W. Boyles	110,000	130,000	—	240,000
Robert L. Edwards, Jr.	100,549	130,000	—	230,549
Christine M. Gorjanc	110,549	130,000	—	240,549
Michael B. Hodge(6)	69,070	130,000	—	199,070
George S. Mayes, Jr.(7)	97,912	—	—	97,912
Javier Polit(8)	42,280	—	—	42,280
Paul Svindland(9)	91,566	130,000	—	221,566
Laurie A. Tucker(10)	46,731	—	—	46,731

(1)
Represents the aggregate grant date fair value of unvested restricted share awards and any deferred stock unit awards. The fair values of these awards were determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation — Stock Compensation” (“ASC 718”). The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC.

(2)
As of December 31, 2025, there were 32,160 unvested restricted shares outstanding, no deferred stock units outstanding and no dividend equivalent rights outstanding.

(3)
There were no dividend payments on unvested restricted shares or dividend equivalents credited on deferred stock unit awards in 2025.

(4)
Ms. Amicarella did not stand for re-election at the 2025 Annual Meeting of Stockholders held on June 11, 2025.

(5)
Ms. Bonebrake did not stand for re-election at the 2025 Annual Meeting of Stockholders held on June 11, 2025.

(6)
Mr. Hodge resigned from the Board on August 29, 2025.

(7)
Mr. Mayes resigned from the Board on June 11, 2025.

(8)
Mr. Polit resigned from the Board on June 11, 2025.

(9)
Mr. Svindland was elected to the Board at the 2025 Annual Meeting of Stockholders held on June 11, 2025.

(10)
Ms. Tucker resigned from the Board on June 11, 2025.

The following table indicates the aggregate number of deferred stock units and unvested restricted shares held by each incumbent director as of December 31, 2025
Name	Number of Deferred Stock Units and/or Unvested Restricted Shares(1)
Charles L. Anderson	6,432
Dale W. Boyles	6,432
Robert L. Edwards, Jr.	6,432
Christine M. Gorjanc	6,432
Paul Svindland	6,432

(1)
There were no deferred stock units outstanding as of December 31, 2025.

Board Stock Ownership Guidelines
The Board believes that directors more effectively represent the Company’s stockholders, whose interests they are charged with advancing, if they are stockholders themselves. Therefore, the Board established certain independent director stock ownership guidelines which are set forth in the Company’s Corporate Governance Guidelines. Specifically, the Company’s independent directors are required to own shares of Company Common Stock, with a value equal to at least five times the annual cash retainer for independent directors. Unvested restricted stock is permitted to count towards the stock ownership guidelines. The Board monitors the progress of each independent director towards meeting their ownership guidelines and will determine what actions, if any, to take to address the noncompliance. Each new independent director has five years from the date he or she joins the Board to accumulate this ownership position. If the independent director has not satisfied his or her ownership stake within five years from the date that he or she joins the Board, the director is required to retain 100% of all shares until he or she is in compliance. Our independent directors, each of whom joined the Board in 2024 and 2025, as applicable, do not currently meet the stock ownership requirement. We expect that our independent directors will meet the stock ownership requirement within the compliance period based on annual grants under the 2025 Non-Employee Director Stock Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of shares of our outstanding Company Common Stock and Company Series B Preferred Units held as of the Record Date by (i) each director and director nominee; (ii) anyone who served as our Chief Executive Officer or Chief Financial Officer during the fiscal year, and the next three most highly compensated executive officers, as required by SEC rules (collectively, the “named executive officers”, or the “NEOs”); and (iii) all directors and executive officers as a group. As of the Record Date, there were 32,448,712 shares of Company Common Stock outstanding and entitled to vote and 8,616,520 units of Company Series B Preferred Units outstanding and entitled to vote, and which are also exchangeable, at the option of the holder, into shares of Company Common Stock, in each case as indicated in the footnotes below.
The table also sets forth information as to any person, entity or group known to the Company to be the beneficial owner of 5% or more of Company Common Stock or Company Series B Preferred Units, in each case as of the Record Date. The percentage of “Total Voting Power” is calculated taking into account the voting power of the classes of voting securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security, has or shares the power to dispose of or direct the disposition of the security, or has the right to acquire the security within 60 days. Except as otherwise indicated, the stockholders listed in the table are deemed to have sole voting and/or investment power with respect to Company Common Stock and Company Series B Preferred Units, as applicable, owned by them on the dates indicated above. Stockholders of non-vested restricted shares included in the table are entitled to voting and dividend rights.
Name and Address of Beneficial Owner(1)	Class of Shares or Units	Shares and Units Beneficially Owned	Shares and Units That May be Acquired Within 60 Days	Total	Percent of Class	Percent of Total Voting Power(2)
Directors, Nominees and NEOs
Charles L. Anderson(3)	Company Common Stock	1,923,479	3,185,799	5,109,278	14.3%	11.5%
	Company Series B Preferred Units	3,185,799	—	3,185,799	36.4%
Dale W. Boyles	Company Common Stock	13,395	—	13,395	*	*
	Company Series B Preferred Units	—	—	—	—
Robert L. Edwards, Jr.(4)	Company Common Stock	1,923,479	3,185,799	5,109,278	14.3%	11.5%
	Company Series B Preferred Units	3,185,799	—	3,185,799	36.4%
Christine M. Gorjanc	Company Common Stock	13,395	—	13,395	*	*
	Company Series B Preferred Units	—	—	—	—
Jerome Lorrain	Company Common Stock	22,167	—	22,167	*	*
	Company Series B Preferred Units	—	—	—	—

Name and Address of Beneficial Owner(1)	Class of Shares or Units	Shares and Units Beneficially Owned	Shares and Units That May be Acquired Within 60 Days	Total	Percent of Class	Percent of Total Voting Power(2)
Paul Svindland	Company Common Stock	6,432	—	6,432	*	*
	Company Series B Preferred Units	—	—	—	—
Shawn Stewart	Company Common Stock	148,166	—	148,166	—	—
	Company Series B Preferred Units	—	—	—	—
Jamie Pierson	Company Common Stock	91,884	—	91,884	*	*
	Company Series B Preferred Units	—	—	—	—
Eric Brandt	Company Common Stock	15,970	—	15,970	*	*
	Company Series B Preferred Units	—	—	—	—
Michael L. Hance(5)	Company Common Stock	90,486	7,838	98,324	*	*
	Company Series B Preferred Units	—	—	—	—
All Executive Officers and Directors as a group (11 persons)(6)	Company Common Stock	2,349,104	3,196,922	5,546,026	15.7%	12.5%
	Company Series B Preferred Units	3,185,799	—	3,185,799	36.4%
Other Principal Stockholders
BlackRock, Inc.(7)	Company Common Stock	3,263,090	—	3,263,090	10.4%	7.9%
	Company Series B Preferred Units	—	—	—	—
Clearlake Capital Group, L.P.(8)	Company Common Stock	3,825,000	—	3,825,000	12.2%	9.3%
	Company Series B Preferred Units	—	—	—	—
Ridgemont Group(9)	Company Common Stock	1,923,479	3,185,799	5,109,278	14.3%	11.5%
	Company Series B Preferred Units	3,185,799	—	3,185,799	36.4%

Name and Address of Beneficial Owner(1)	Class of Shares or Units	Shares and Units Beneficially Owned	Shares and Units That May be Acquired Within 60 Days	Total	Percent of Class	Percent of Total Voting Power(2)
Cetus Capital VI, L.P.(10)	Company Common Stock	3,116,546	—	3,116,546	9.6%	7.6%
	Company Series B Preferred Units	—	—	—	—

*
Less than one percent.

(1)
The business address of each listed director, nominee and NEO is c/o Forward Air Corporation, 3200 Olympus Boulevard, Suite 300, Dallas, Texas 75019. The business address of each other principal stockholder is provided by footnote.

(2)
The percentages of voting power shown for directors, nominees, NEOs and other principal stockholders are based on the sum of (i) the number of shares of Company Common Stock outstanding on the Record Date, including stock options that are fully exercisable and restricted stock units vesting within 60 days, and (ii) the number of Company Series B Preferred Units outstanding on the Record Date.

(3)
Includes (i) 6,883 shares of Company Common Stock or restricted stock held by Mr. Anderson; (ii) 968,786 shares of Company Common Stock held by REP Coinvest III-A Omni, L.P.; (iii) 277,693 shares of Company Common Stock held by REP Coinvest III-B Omni, L.P.; (iv) 663,234 shares of Company Common Stock held by REP FAOM III-S, L.P.; (v) 6,883 shares of Company Common Stock or restricted stock held by Mr. Edwards; (vi) 3,146,469 Company Series B Preferred Units held by REP Omni Holdings, L.P. (consisting of shares of Company Common Stock underlying 3,146,469 Opco Units and 3,146,469 corresponding Company Series B Preferred Units, which together are exchangeable into 3,146,469 shares of Company Common Stock); and (vii) 39,330 Company Series B Preferred Units held by Ridgemont Equity Partners Affiliates III, L.P. (consisting of shares of Company Common Stock underlying 39,330 Opco Units and 39,330 corresponding Company Series B Preferred Units, which together are exchangeable into 39,330 shares of Company Common Stock). Mr. Anderson has disclaimed beneficial ownership of all such securities except to the extent of his pecuniary interests therein.

(4)
Includes (i) 6,883 shares of Company Common Stock or restricted stock held by Mr. Edwards (ii) 968,786 shares of Company Common Stock held by REP Coinvest III-A Omni, L.P.; (iii) 277,693 shares of Company Common Stock held by REP Coinvest III-B Omni, L.P.; (iv) 663,234 shares of Company Common Stock held by REP FAOM III-S, L.P.; (v) 6,883 shares of Company Common Stock or restricted stock held by Mr. Edwards; (vi) 3,146,469 Company Series B Preferred Units held by REP Omni Holdings, L.P. (consisting of shares of Company Common Stock underlying 3,146,469 Opco Units and 3,146,469 corresponding Company Series B Preferred Units, which together are exchangeable into 3,146,469 shares of Company Common Stock); and (vii) 39,330 Company Series B Preferred Units held by Ridgemont Equity Partners Affiliates III, L.P. (consisting of shares of Company Common Stock underlying 39,330 Opco Units and 39,330 corresponding Company Series B Preferred Units, which together are exchangeable into 39,330 shares of Company Common Stock). Mr. Edwards has disclaimed beneficial ownership of all such securities except to the extent of his pecuniary interests therein.

(5)
Includes 7,838 stock options that are fully exercisable.

(6)
Includes (i) 3,185,799 shares of Company Common Stock underlying 3,146,469 Opco Units and 3,146,469 corresponding Company Series B Preferred Units, which together are exchangeable into 3,146,469 shares of Company Common Stock and (ii) 11,123 stock options that are fully exercisable. For the purposes of calculating total and percentages of all directors and executive officers as a group, the Company Common Stock and Company Series B Preferred Units held by the Ridgemont Group are counted only once to avoid duplication.

(7)
BlackRock, Inc. (“BlackRock”), 50 Hudson Yards New York, NY 10001, reported beneficial ownership of the shares in Amendment No. 7 to Schedule 13G filed with the SEC on April 30, 2025. BlackRock,

a holding company, reported having sole voting power over 3,263,090 shares of Company Common Stock and sole dispositive power over 3,313,501 shares of Company Common Stock.
(8)
Each of Clearlake Capital Group, L.P., José Enrique Feliciano and Behdad Eghbali (collectively, the “Clearlake Group”), 233 Wilshire Blvd., Suite 800, Santa Monica, California 90401, reported beneficial ownership of the shares in Amendment No. 1 to Schedule 13D filed with the SEC on July 3, 2025. The Clearlake Group reported having shared voting and dispositive power of 3,825,000 shares of Company Common Stock.

(9)
Each of Ridgemont Equity Management III, LLC; REP Omni Holdings, L.P.; REP Coinvest III-A Omni, L.P.; REP Coinvest III-B Omni, L.P.; REP FAOM III-S, L.P.; Ridgemont Equity Partners Affiliates III, L.P.; REP Coinvest III Omni GP, LLC; Ridgemont Equity Management III, L.P.; REP Omni Holdings GP, LLC; Charles L. Anderson and Robert L. Edwards, Jr. (collectively, the “Ridgemont Group”), 101 S Tryon St., Suite 3400, Charlotte, NC 28280 reported beneficial ownership of the shares in Amendment No. 1 to a Schedule 13D filed with the SEC on August 12, 2024. Each of Messrs. Anderson and Edwards serve on our board of directors and were designees of one or more members of the Ridgemont Group. Amounts include (i) 968,786 shares of Company Common Stock held by REP Coinvest III-A Omni, L.P.; (ii) 277,693 shares of Company Common Stock held by REP Coinvest III-B Omni, L.P.; (iii) 663,234 shares of Company Common Stock held by REP FAOM III-S, L.P. (iv) 6,883 shares of Company Common Stock or restricted stock held by Mr. Edwards; (v) 6,883 shares of Company Common Stock or restricted stock held by Mr. Anderson; (vi) 3,146,469 Company Series B Preferred Units held by REP Omni Holdings, L.P. exchangeable into shares of Company Common Stock at the option of the holder and (vii) 39,330 Company Series B Preferred Units held by Ridgemont Equity Partners Affiliates III, L.P. exchangeable into shares of Company Common Stock at the option of the holder.

(10)
Cetus Capital VI, L.P. (“Cetus”), 8 Sound Shore Drive, Suite 303, Greenwich, CT 06830, reported beneficial ownership of the shares on Form 4 filed with the SEC on February 17, 2026. Based on such Form 4 filing and Amendment No. 1 to Schedule 13G filed with the SEC on May 6, 2025, we believe Cetus has sole voting and dispositive power over 3,116,546 shares of Company Common Stock. Littlejohn Associates VI, L.P., the general partner of Cetus, may be deemed to have beneficial ownership of such shares of Company Common Stock.

Information About our Executive Officers
The table below sets forth information with respect to each person who is an executive officer of the Company as of the date of this Proxy Statement.
Name	Age	Position
Jerome Lorrain	50	Executive Chairman
Shawn Stewart	52	Chief Executive Officer
Jamie Pierson	56	Chief Financial Officer
Michael L. Hance	54	Chief Legal Officer and Secretary
Eric Brandt	45	Chief Commercial Officer
Doug Smith	56	Chief People Officer
Timothy Osborne	61	President, U.S. & Canada
There are no family relationships between any of our executive officers. All officers hold office until the earliest to occur of their resignation or removal by the Board of Directors.
Jerome Lorrain was appointed as the Executive Chairman of the Board in June 2025 after previously serving as an independent director of the Company from October 2024 to June 2025. His biography is set forth above under Proposal 1 — Election of Directors — Director Nominees.
Shawn Stewart was appointed as Chief Executive Officer of the Company and a director in April 2024. His biography is set forth above under Proposal 1 — Election of Directors — Director Nominees.
Jamie Pierson has served as our Chief Financial Officer, initially on an interim basis, since May 2024. Prior to joining the Company, Mr. Pierson served as the Chief Financial Officer for MV Transportation, a

privately-owned passenger transportation contracting services firm in North America, from September 2022 until January 2024. Previously, Mr. Pierson served as Chief Financial Officer of Ecobat Technologies, a battery recycler, from July 2021 until September 2022. Mr. Pierson served as a board member and Chief Financial Officer from December 2019 until November 2020 of Yellow Corporation (f/k/a YRC Worldwide, Inc.) (“Yellow”) (OTC: YELLQ), a less-than-truckload network with a freight brokerage and carrier direct transportation management system. From June 2019 until December 2019, Mr. Pierson served as Interim Chief Financial Officer of Horizon Global, a designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in North America, Europe and Africa. Mr. Pierson earned a Bachelor’s degree in Business Administration, with a concentration in Finance and Accounting from the University of Texas, and a Master’s degree in Business Administration, with a concentration in Finance and Entrepreneurship, also from the University of Texas.
Michael L. Hance has served as our Chief Legal Officer and Secretary since May 2014. Following the departure of former Chairman, President and Chief Executive Officer, Thomas Schmitt, in February 2024, Mr. Hance served as Interim Chief Executive Officer in addition to his current positions until Shawn Stewart was appointed CEO in April 2024. From May 2010 until May 2014, Mr. Hance served as Senior Vice President of Human Resources and General Counsel. From January 2008 until May 2010, he served as Senior Vice President and General Counsel, and from August 2006 until January 2008, he served as Vice President and Staff Counsel. Before joining us, Mr. Hance practiced law with the law firms of Baker, Donelson, Bearman, Caldwell and Berkowitz, P.C. from October 2003 until August 2006 and with Bass, Berry & Sims, PLC from September 1999 to September 2003.
Eric Brandt has served as our Chief Commercial Officer since January 2025. Before joining us, Mr. Brandt was Vice President of Sales, North Region at Panalpina from February 2017 to October 2019, Vice President of Sales, East Region at Crane Worldwide Logistics from October 2019 to March 2020, Vice President of Sales, USA at Agility Logistics from March 2020 to November 2020 and Executive Vice President of Business Development at CEVA Logistics from November 2020 to January 2025. Mr. Brandt has demonstrated expertise in end-to-end logistics solutions, freight management, and supply chain innovations across various industries. Mr. Brandt earned an MBA and a bachelor’s degree in international business from Fairleigh Dickinson University.
Doug Smith has served as our Chief People Officer since December 2024. He has over 30 years of human resources experience, including over 25 years of experience within the transportation, distribution and logistics sectors. Before joining us, Mr. Smith was Senior Vice President of Human Resources at Roadrunner Transportation Systems from April 2019 to May 2020 and Senior Vice President of Human Resources at CEVA Logistics from May 2021 to November 2024. Mr. Smith earned a bachelor’s degree from Bloomsburg University of Pennsylvania.
Timothy Osborne serves as President, U.S. & Canada, overseeing all North American ground operations and over 200 locations. Mr. Osborne joined Forward Air in 1996 as a Station Manager in Charlotte, NC. He was promoted to Regional Vice President of Operations in 2001, and Senior Vice President of Operations in 2013 before being named Executive Vice President in 2024. Prior to Forward Air, he worked for Rocket Express and UPS. With more than four decades of experience in the transportation and logistics industry, Mr. Osborne is a seasoned executive with an exemplary track record of success. Mr. Osborne earned his bachelor’s degree in business administration from King University and attended the Executive Education program at the Owen Graduate School of Management at Vanderbilt University.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) is designed to provide our stockholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, the compensation elements of our named executive officers, or NEOs, and the compensation decisions and outcomes that occurred during the 2025 performance year. As discussed in Proposal 2, we are conducting our annual Say on Pay vote that requests, on an advisory basis, your approval of the compensation of our NEOs as described in this section and in the tables and accompanying narrative. To assist you with this vote, please review our compensation philosophies, the design of our executive compensation programs and our compensation decisions, as well as how we believe these programs and decisions are in line with our compensation philosophies and objectives, particularly ensuring alignment between actual pay outcomes and short- and long-term strategic objectives.
Fiscal Year 2025 NEOs
Name	Position
Shawn Stewart	Chief Executive Officer
Jamie Pierson	Chief Financial Officer
Jerome Lorrain	Executive Chairman
Michael L. Hance	Chief Legal Officer and Secretary
Eric Brandt	Chief Commercial Officer
Compensation Philosophy and Objectives
The Compensation Committee (the “Committee” for purposes of this CD&A) has designed our executive compensation program to attract, develop, reward and retain key talent to facilitate achievement of our annual, long-term and strategic goals. One of the Committee’s objectives is to align executives’ interests with stockholders’ interests by creating a pay-for-performance culture at the executive level, with the ultimate goal of increasing stockholder value. Other objectives are to recognize the contributions of individual executives, provide market-competitive pay opportunities, balance short- and long-term compensation elements without encouraging excessive or unnecessary risk taking, and foster retention and executive stock ownership. Thus, while executive compensation should be directly linked to Company performance, the Committee believes it should also be an incentive for executives to continually improve individual performance, thereby contributing to our success in meeting our short- and long-term financial, operational and strategic objectives.
The Company’s overall compensation philosophy and objectives have not changed since 2024. In developing the 2025 executive compensation plan and making compensation decisions in 2025, however, the Committee took into account several factors: the continued integration of Omni; the ongoing mitigation of related market impacts resulting from the Omni Acquisition; stockholder feedback regarding the Company’s strategic direction and the Company’s evaluation of strategic alternatives; and the 2025 Annual Meeting of Stockholders say on pay results. With the integration of Omni continuing to progress and the Company’s focus shifting toward both executing on its transformation initiatives and advancing its review of strategic alternatives, the Committee designed the 2025 executive compensation program to incentivize our leadership team to achieve key transformation milestones as well as the Company’s critical operational, financial and strategic objectives for the year in the face of a continuing soft freight environment.
Executive Summary
2025 Performance Highlights
During 2025, our focus was on the continued stabilization of the Company, executing its transformation strategy, advancing the integration of the Forward Air and Omni networks and aligning our cost structure to match demand amid less than favorable freight market conditions. The Company’s 2025 performance continued to be impacted by a persistently weak freight environment and trade-related softness in intermodal service. However, these negative market trends were partially offset by the strong demand for Omni’s service offerings and our cost reduction initiatives through the expansion of synergistic service offerings and corrective pricing actions at the Expedited Freight segment.
In addition, during 2025, we remained focused on deleveraging and continuing to strengthen our liquidity position. Specific notable financial and operational highlights for the year ended December 31, 2025 are listed below.
•
Consolidated operating revenue from continuing operations of $2.5 billion.

•
Consolidated income from continuing operations increased 103.4% to $36.4 million.

•
Consolidated EBITDA (calculated in accordance with Company’s Credit Agreement) of $307.1 million, which resulted in a leverage ratio of 5.5x, which is below the maximum permitted in our Credit Agreement.

•
Reported EBITDA of $186.2 million and Reported EBITDA Margin of 10.1%.

•
Continued to deliver on integration synergies, additional cost-saving actions and other efficiency initiatives executed throughout the year, delivering more than $20 million in cost savings in 2025.

•
Unified our U.S. domestic ground operations and unveiled our new Latin American regional structure, taking significant steps to strengthen our global logistics network and expanding our footprint to more than 230 facilities across 21 countries.

•
Recognized as a Top 100 Third-Party Logistics Provider, identifying us as reliable and adept at customizing solutions and streamlining logistics operations for our customers.

2025 Compensation Highlights
Our pay-for-performance philosophy and the design of our pay programs led to the following Committee actions and plan payouts to our NEOs for 2025:
•
Appointment of Executive Chairman.   In June 2025, the Board created the role of Executive Chairman and appointed Jerome Lorrain, a then-current independent director, to fill this role. The Board believes the Company has and will continue to strongly benefit from having Mr. Lorrain, an executive with over 30 years of experience in the logistics and transportation industry, to assist our management team with developing and executing on long-term strategic objectives during the Company’s strategic alternatives review process, thereby allowing our CEO more time to focus on critical strategic and operational planning and execution. The Board approved a specific annual compensation program for Mr. Lorrain, including a base salary of $450,000 and participation in the Company’s LTI program with a fair market value of $750,000.

•
Short-term incentive payouts.   For 2025, the amount of short-term incentive compensation paid to our NEOs under the annual cash incentive plan was determined by our performance against Adjusted EBITDA (70%) and Unlevered Free Cash Flow (30%), in each case for the twelve months ended December 31, 2025. The Committee shifted the primary financial performance metric for the annual short-term incentive plan from Consolidated EBITDA, as calculated pursuant to the Credit Agreement, to Adjusted EBITDA, reflecting the Company’s continued progress in stabilizing its capital structure and the evolution of our stockholders’ priorities beyond the immediate covenant compliance concerns that defined 2024. This shift reflects the Committee’s view that our executive officers’ incentives should be aligned with the operational performance and sustainable profitability of the Company. Based on the Company’s Adjusted EBITDA for 2025, component achievement was 44% of target. Based on the Company’s Unlevered Free Cash Flow for 2025, component achievement was 126%. As a result, the total weighted achievement under the 2025 annual cash incentive plan was 68% of target with actual cash payouts to the NEOs (excluding Mr. Lorrain who does not participate in our short-term incentive plan) ranging from $257,250 to $617,400.

•
Long-term performance plan payouts.   The payouts under our performance shares is based on our total stockholder return (“TSR”) relative to our peer companies, determined using an average of the results from the final four quarters of the performance period. Applying this methodology, the payout for the January 2023 to December 2025 performance period was 0% of target.

•
Severance.   We maintain severance arrangements for our executive officers and certain other key employees, under which they are entitled to severance benefits in connection with certain involuntary terminations of employment, including in connection with a change in control of the Company. As previously disclosed, the severance benefits were temporarily enhanced during 2024 and 2025. The enhanced benefits expired on December 31, 2025 in accordance with their terms. A description of the material terms of the Company’s current severance arrangements is set forth below under the “Potential Payments Upon Termination, Change of Control, Death or Disability” section of this Proxy Statement.

•
Retention Awards.   In 2024, we granted a one-time retention bonus to executives, senior leaders and other managers consisting of 20% cash with a 1-year cliff vesting in March 2025 and 80% time-based restricted shares with 2-year cliff vesting. The restricted shares portion of the awards vested on March 15, 2026, and no retention awards were granted to our NEOs in 2025.

•
Special Awards and Transaction Bonus Plan.   During 2025, the Company granted performance-based restricted share awards (the “Special Awards”) to Messrs. Stewart, Pierson and Lorrain (the “Grantees”), representing a right of each of the Grantees to receive 33,333, 33,333 and 25,000 shares, respectively, of the Company’s common stock, which will fully vest only upon the achievement of certain goals relating to the Company’s ongoing strategic review, subject to adjustment and each Grantee’s continuous service through the date of such achievement. The Special Awards will expire if unvested on July 12, 2026. In November 2025, the Company established a performance-based cash incentive program (the “ELT Strategic Incentive Program”) to recognize and reward certain executive officers, including Messrs. Hance and Brandt for their respective contributions, involvement, work and participation with the ongoing strategic alternatives review process. Payments to the eligible participants under the ELT Strategic Incentive Program are contingent upon the achievement of certain goals relating to the Company’s ongoing strategic review, subject to adjustment and each eligible participant’s continuous service through the date of such achievement. The ELT Strategic Incentive Program will expire on July 12, 2026.

Compensation-Setting Process
Role of Stockholder Say on Pay Vote
We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (a “say on pay proposal”). At our 2025 Annual Meeting of Stockholders held in June 2025, approximately 92.2% of the votes cast on the say on pay proposal were voted in favor of the proposal compared to a vote of 79.3% in 2024. The Committee believes this outcome affirms stockholders’ support of our approach to executive compensation. As a result, we did not change our overall approach to executive compensation in 2025 based upon the results of this advisory vote. The Committee will continue to consider the outcome of say on pay proposal votes when making future compensation decisions for our NEOs.
Role of the Compensation Committee
The Committee is responsible for reviewing and approving our executive compensation policies, programs and the compensation of our senior officers, including our NEOs. The Committee considers various factors in making compensation determinations, including the officer’s responsibilities and performance, the effectiveness of our programs in supporting short-term and long-term financial, operational and strategic objectives, and overall financial performance. The Committee approves the final compensation for all NEOs other than the CEO. The Committee coordinates the full Board’s annual review of the CEO’s and the Executive Chairman’s performance and makes preliminary determinations about each of their base salaries, annual short-term incentive compensation, long-term incentive compensation and other awards as appropriate. The Committee discusses its compensation recommendations for the CEO and Executive Chairman with the full Board, and the full Board approves the final compensation decisions after this discussion.
The Committee conducts an annual review of executive officer pay levels, reviews market data updated periodically by Meridian Compensation Partners, LLC (“Meridian”), the Committee’s independent executive compensation consultant, approves changes to program designs (including post-termination arrangements)

based on an assessment of competitive market practice and emerging trends, oversees the development of succession plans, and evaluates the risks associated with our executive compensation programs.
Role of the Compensation Consultant
The Committee directly retains the services of Meridian. The Committee periodically seeks input from Meridian on a range of external market factors including evolving compensation trends, appropriate peer companies to compare program designs, practices, performance and survey data for benchmarking pay levels. Meridian also provides general observations on the Company’s compensation programs and policies, but it does not determine or recommend the amount or form of compensation for the NEOs. During 2025, Meridian attended all Committee meetings as requested and participated in discussions regarding the design, performance metrics and targets under the short- and long-term incentive plans, the compensation of our CEO, Executive Chairman, CFO and CCO, review of our severance arrangements and other matters relating to our executive compensation program and related risks. The Committee determined that Meridian was independent during 2025 per Nasdaq listing standards and had no conflicts of interest to disclose.
Role of Executive Officers in Compensation Decisions
At the request of the Committee, the CEO makes recommendations regarding base salary, annual incentive pay and long-term equity incentive awards for the other NEOs (other than the Executive Chairman) and provides the Committee with justification for such awards. In forming his recommendations, he considers information provided by the Chief People Officer (the “CPO”) and assessments of individual contributions, achievement of performance objectives and other qualitative factors. While the Committee gives great weight to the recommendations of the CEO, it has full discretion and authority to make the final decision on the salaries, annual cash incentive awards and long-term equity incentive awards for all NEOs. The CEO does not make recommendations concerning his own compensation and is not present during deliberations and voting regarding his own compensation.
The CEO, CFO, CPO, and CLO regularly attend Committee meetings at the Committee’s request. The CPO typically presents recommendations for program design changes and individual pay levels for executive officers (except for his own), taking into consideration individual performance of each incumbent, appropriate benchmarking information and issues that may arise from an accounting, legal and tax perspective.
Compensation Practices
Our executive compensation program is based on the following best practices:
What We Do	What We Don’t Do
• Provide pay opportunities that are appropriate to the size of the Company	• Allow repricing or backdating of stock options without stockholder approval
• Maintain a pay program that is heavily performance-based and uses multiple performance measures	• Provide excise tax gross-ups
• Disclose financial performance metrics and goals used in our incentive plans	• Allow executive officers to hedge or pledge Company Common Stock
• Create alignment between executives and stockholders through long-term equity incentives linked to stock price and measurement of stock performance versus peer companies	• Provide special supplemental executive retirement programs
• Maintain meaningful executive stock ownership and retention guidelines	• Provide tax gross-ups on perquisites
• Annually review the risk profile of compensation programs and maintain risk mitigators	• Provide significant perquisites
• Provide market-aligned severance and change-in-control protection

What We Do	What We Don’t Do
• Require double-trigger vesting on long-term equity awards in the event of a change in control
• Maintain a Dodd-Frank compliant clawback policy requiring the mandatory recovery of erroneously awarded incentive-based compensation paid to an executive officer upon an accounting restatement

•
Maintain an additional recoupment policy allowing recovery of cash or equity-based compensation in certain circumstances, including material negative revisions to relevant financial results, material violations of the Code of Business Conduct and reckless supervision under certain circumstances

• Retain an independent compensation consultant engaged by, and reporting directly to, the Committee
Key Elements of Executive Compensation Program
Consistent with our compensation philosophies and objectives, we have structured executive compensation to motivate and reward executives to achieve our business goals.
For the fiscal year ended December 31, 2025, the components of compensation for our NEOs were:
•
Base salary;

•
Annual cash incentive compensation;

•
Long-term equity incentive compensation; and

•
Retirement and other benefits.

The Committee combines these elements, particularly base salary and short and long-term incentives, to provide a total compensation package designed to attract highly qualified individuals and provide incentives to align efforts and motivate executives to deliver Company performance that creates stockholder value. As a result, the total value of the compensation package is weighted more heavily towards variable, performance-based components. In addition, the Committee may take one-time compensation actions to address specific circumstances, concerns or objectives. For example, during 2025, the Company approved the Special Awards and ELT Bonus Program in connection with its strategic alternatives review process.
During 2025, the Committee reviewed the executive compensation program including total target compensation for each NEO comprised of base pay, annual incentives and long-term incentives. The Committee considered two primary sources of market data in evaluating compensation: (i) a custom peer group and (ii) general industry survey data. The custom peer group included companies used for TSR benchmarking, as well as additional companies in similar or adjacent industries with more comparable size characteristics and was used to provide context on market positioning and competitiveness. In addition, the Committee referenced general industry market data from a nationally recognized executive compensation survey (WTW Compensation Survey). When looking at the market data, the Committee targeted total compensation opportunities within a reasonable range around the size-adjusted 50th percentile. In addition to the market data for similarly situated positions, the Committee also considered other factors when establishing target total compensation opportunities, including, but not limited to, the experience level of the executive, the value of the executive to the Company, his or her position within the Company and, if applicable, existing and prior year awards.
The total target compensation for the NEOs in 2025 is set forth in the chart below. For all returning NEOs except for Mr. Pierson, total target compensation in 2025 remained unchanged from 2024.

	Target Annual Incentives
NEO	Base Salary ($)	Target Annual Incentives ($)	As a Percent of Base Salary	Target Long-Term Incentive ($)	Total Target Compensation ($)
Shawn Stewart	900,000	900,000	100%	3,000,000	4,800,000
Jamie Pierson	625,000	468,750	75%	1,150,000	2,243,750
Jerome Lorrain	450,000	—	—	750,000	1,200,000
Michael L. Hance	500,000	375,000	75%	600,000	1,475,000
Eric Brandt	525,000	393,750	75%	500,000	1,418,750
Our compensation programs are designed to motivate strong annual and long-term performance. We set a majority of NEOs’ total compensation (base salary, annual incentives and long-term incentives) to be “at risk”, meaning that the compensation is earned by meeting annual or long-term performance goals or is influenced by our stock price. The 2025 compensation mix for our NEOs was as follows:
The compensation that an executive actually receives will differ from that executive’s target compensation for a variety of reasons. Annual incentive payouts are based on Company performance against financial targets and achievement of individual and business objectives. The value of compensation realized from long-term incentive awards is dependent upon stock price performance and relative TSR versus peer companies.
Base Salary
The objective of base salary is to reflect the base market value of the executive’s role. It is designed to reward core competence in roles that are complex and demanding. We choose to pay base salary because it is necessary for talent attraction and retention.
Generally, base salaries for the NEOs are determined for each executive based on position and responsibility and by reference to market data that considers the Company’s increased size and complexity of the organization following the integration of Omni. The Committee also considers factors such as retention, internal pay equity, level of experience and qualifications of the individual, scope of responsibilities and future potential, succession planning, and objectives established for the executive as well as the executive’s past performance.
During 2025, there were no changes to the base salaries for any of our NEOs.
Annual Incentive Compensation
Overview
In 2025, reflecting the Company’s continued progress in stabilizing its capital structure and the evolution of stockholder priorities beyond the immediate covenant compliance concerns that shaped 2024, the Committee shifted the primary financial performance metric for the annual cash incentive plan from Consolidated EBITDA, as calculated under the Credit Agreement, to Adjusted EBITDA. Unlike Consolidated EBITDA, Adjusted EBITDA is not a financial covenant under the Company’s loan facilities, and its selection reflects the Committee’s view that, as the most acute liquidity pressures of the post-Omni acquisition period have moderated, the focus of the executive compensation program should shift toward incentivizing sustainable profitability and operational performance. The Committee believes this transition better aligns executive incentives with the Company’s current strategic priorities, including finalizing the Omni integration and executing on the Company’s broader transformation strategy.
Plan Design
Target Opportunity.   Annual cash incentive plan target opportunity levels (reflected as a percentage of base salary) approved by the Committee for the NEOs in 2025, which remained unchanged from the prior year, were 100% of base salary for Mr. Stewart and 75% of base salary for all other NEOs (excluding Mr. Lorrain, who does not participate in the annual cash incentive plan).
Performance Components.   Similar to 2024, 100% of the total cash incentive opportunity under the 2025 Annual Cash Incentive Plan for all NEOs was based on Company performance.
Performance Metrics.   The Committee established full year 2025 Adjusted EBITDA and Unlevered Free Cash Flow for the twelve months ended December 31, 2025 as the performance metrics for the 2025 annual cash incentive plan as follows:
Annual Cash Incentive Plan
Components of Plan	Weighing As a Percent of Target
Adjusted EBITDA	70%
Unlevered Free Cash Flow	30%
Adjusted EBITDA, for purposes of the 2025 Annual Cash Incentive Plan, is generally defined as Reported EBITDA less certain adjustments for non-cash, non-recurring and non-operational items which are typically made when calculating Adjusted EBITDA, including integration costs, severance, project start-up and facility shut-down costs and IT implementation costs. Unlevered Free Cash Flow is calculated as Adjusted EBITDA adjusted for capital expenditures, changes in working capital, cash taxes and certain non-cash items.

Goals under the 2025 annual cash incentive awards were set to represent five incremental performance levels: downside, low, target, high, and stretch, with potential payouts ranging from 0% of target (when threshold performance is not achieved) to 200% of target (when “stretch” performance is achieved).
The target level for both Adjusted EBITDA and Unlevered Free Cash Flow generally reflects performance consistent with our internal business plan at the time the target was established, subject to adjustment in response to known headwinds or tailwinds or other economic conditions. Downside, low, high, and stretch levels are designed to provide a smaller award for lower levels of acceptable performance (downside and low) and to reward exceptional levels of performance (high and stretch). The Committee retained discretion as to the amount of the ultimate short-term incentive to be paid.
Corporate Performance — Adjusted EBITDA.   The 2025 Adjusted EBITDA goals and corresponding performance levels are noted below. Payout for performance between points is interpolated on a straight-line basis.
Adjusted EBITDA (000s)	Downside	Low	Target	High	Stretch	Fiscal Year 2025 Results	% of Target Payout
Adjusted EBITDA	$254,000	$308,000	$320,000 – 355,000	$372,000	$423,000	$293,000	44%
% of Target Payout	25%	50%	100% – 120%	150%	200%
Corporate Performance — Unlevered Free Cash Flow.   The 2025 Unlevered Free Cash Flow goals and corresponding performance levels are noted below. Payout for performance between points is interpolated on a straight-line basis.
Unlevered Free Cash Flow (000s)	Downside	Low	Target	High	Stretch	Fiscal Year 2025 Results	% of Target Payout
Unlevered Free Cash Flow	$190,000	$228,000	$240,000 – 266,000	$278,000	$316,000	$269,000	126%
% of Target Payout	25%	50%	100% – 120%	150%	200%
2025 Annual Incentive Payout.   Based on the respective weightings for Adjusted EBITDA and Unlevered Free Cash Flow, the actual payout for each participating executive under the annual incentive plan was 68% of target. Actual amounts paid to the NEOs under the annual incentive plan are set forth in the Summary Compensation Table of this Proxy Statement.
Long-Term Equity Incentive Awards
Overview
The objective of providing long-term equity incentives is to attract and retain critical leadership, align executive interests to those of stockholders, enhance long-term thinking in general and focus executives on metrics that lead to increased stockholder value over the long term. Our long-term equity incentives are specifically designed to reward stock price appreciation and outperformance of stockholder return relative to industry peer companies.
In 2025, the composition and weighting of LTI awards granted to each of our NEOs remained consistent with the prior year with (1) Mr. Stewart’s award being comprised of 40% in time-based restricted stock and 60% in performance shares earned based on relative TSR performance versus peers and (2) the other NEOs’ awards being comprised of 50% in time-based restricted stock and 50% in performance shares earned based on relative TSR performance versus peers. In connection with Mr. Lorrain’s appointment as Executive Chairman in June 2025, the Committee approved a sign-on LTI award for Mr. Lorrain with a target value of $500,000, comprised of 60% in performance shares and 40% in restricted stock. Mr. Lorrain became eligible to participate in the LTI program on a full-year basis with a target value of $750,000 beginning with the 2026 performance year.

In 2025, the Committee approved the following target long-term incentive awards for the NEOs:
NEO	2025 Restricted Stock Grant ($)	2025 Target TSR Performance Share Grant ($)	2025 Total Long-Term Incentive Award ($)
Shawn Stewart	1,200,000	1,800,000	3,000,000
Jamie Pierson	575,000	575,000	1,150,000
Jerome Lorrain	200,000	300,000	500,000
Michael L. Hance	300,000	300,000	600,000
Eric Brandt	250,000	250,000	500,000
The number of shares of restricted stock and performance shares issued to the NEOs under the 2025 Omnibus Plan for the fiscal year ended December 31, 2025 are set forth in the Grants of Plan-Based Awards for Fiscal 2025 Table of this Proxy Statement.
Equity-based awards.   The value to the executive of the two components comprising long-term equity compensation in 2025 (restricted stock and TSR performance shares) is impacted by the performance of the Company’s stock as follows:
•
restricted stock becomes more valuable to the executive if our stock price increases, and the executive shares in the downside risk of a decline in our stock price; and

•
the number of performance shares earned, if any, will depend on how the Company’s stock performs relative to transportation industry peers. Like restricted stock, the value ultimately delivered increases or decreases based on the performance of the Company’s stock relative to the performance of our peers from grant to settlement date.

As it is possible that there will be no payout under the performance shares element, these awards are completely “at risk” compensation. In addition, if the Company’s stock price decreases after grant, the value of the restricted stock grant will decrease. This emphasis on at-risk compensation in the LTI awards accomplishes our goal of creating a pay-for-performance culture at the executive level, while striking the appropriate balance among risk, retention and reward. Each element of the LTI is discussed in more detail below.
Restricted Stock.   A share of restricted stock is a share of Company Common Stock that is subject to vesting requirements based on continued employment. Restricted stock grant sizes are calculated generally by multiplying the target LTI economic value by the weighting assigned to the restricted stock component and dividing it by the value of a single share of Company Common Stock determined using the estimated grant date fair value. The estimated grant date fair value of the restricted shares awarded to (1) Messrs. Stewart, Pierson, Hance and Brandt in February 2025 and (2) Mr. Lorrain in July 2025 are set forth below in the Summary Compensation Table, and, in each case, represent the closing price of Company Common Stock on the date of grant multiplied by the number of restricted shares awarded.
Shares granted under restricted stock awards are restricted from sale or transfer until vesting occurs, and restrictions lapse in three equal installments beginning one year after the date of grant. To the extent not earlier vested, the shares of restricted stock will vest upon the death or disability of the recipient, as well as upon involuntary termination of employment in connection with or within 24 months after a change in control (as such term is defined in the Company’s 2016 Omnibus Compensation Incentive Plan (the “2016 Omnibus Plan”) or the 2025 Omnibus Plan, as applicable).
Performance Shares.   A performance share is the right to receive a share of Company Common Stock based upon the achievement of certain performance criteria. Performance share grant sizes awarded in 2025 were calculated by multiplying the target LTI economic value by the weighting assigned to the TSR performance share component and dividing it by the estimated value of a single performance share on the grant date determined using a Monte Carlo valuation model.
TSR Performance Shares.   100% of the performance shares awarded are earned on the basis of our TSR measured over a three-year period, relative to the TSR of a peer group of transportation companies.

The TSR peer group used for the 2025 grants consisted of the following 17 companies, which were selected based on the Committee’s assessment that these companies most closely align with the Company from a size and target market perspective, three of which — GXO Logistics, Inc., Ryder System, Inc. and RXO, Inc. — were added in 2025:
ArcBest Corporation	Marten Transport, Ltd.
C.H. Robinson Worldwide, Inc.	Old Dominion Freight Line, Inc.
Expeditors International of Washington, Inc.	Ryder System, Inc.
GXO Logistics, Inc.	Saia, Inc.
Heartland Express, Inc.	RXO, Inc.
Hub Group, Inc.	Schneider National, Inc.
J.B. Hunt Transport Services, Inc.	Werner Enterprises, Inc.
Knight-Swift Transportation Holdings, Inc.	XPO, Inc.
Landstar Systems, Inc.
The actual number of performance shares earned is based on the percentile of our TSR relative to the TSRs of the comparator group companies described above during the three-year performance period. Calculations are conducted at the end of each of the last four quarters of the performance period using the payout/performance scale below, and then averaged to determine the actual payout. Payouts can range from 0% to 200% of the target number of performance shares awarded.
Payout for performance between points is calculated using straight-line interpolation.
Performance Level	Payout (as a % of Target)
90th percentile or higher	200%
70th percentile	150%
50th percentile	100%
25th percentile	50%
Below 25th percentile	0%
TSR is calculated based on the change in share price plus reinvestment of dividends, with beginning and ending share price calculated as follows:
•
Beginning market price equals the closing price on the last trading day immediately preceding the first day of the performance period.

•
Ending market price equals the closing price on the last trading day of each measurement period (i.e., the final four calendar quarters).

•
If absolute TSR is negative over the performance period, any payout under the TSR metric will not exceed target.

The performance shares pay out in shares of Company Common Stock shortly after the close of the three-year performance period. Dividends are not paid on unvested TSR performance shares but rather are paid as and when the underlying performance shares have been earned and vested. TSR performance shares vest upon the death or disability of the recipient at target, as well as upon involuntary termination of employment in connection with or within 24 months after a change in control (as such term is defined in the 2016 Omnibus Plan or 2025 Omnibus Plan, as applicable).
2023 Performance Shares.   The final payout for the January 2023 to December 2025 performance period was 0% of target given that our TSR performance relative to peers was below the 25th percentile in all measurement periods.
Special Awards and Transaction Bonus Plan
The Committee recognizes the importance of maintaining a stable and focused leadership team as we continue to execute on our transformation and strategic alternatives priorities and to reward senior leaders for successful execution of our strategic objectives in furtherance of maximizing stockholder value. To that end, in 2025, we granted each of Messrs. Stewart, Pierson and Lorrain a Special Award representing the right to receive 33,333, 33,333 and 25,000 shares, respectively, of the Company Common Stock, subject to adjustments as provided by the 2025 Omnibus Plan. The Special Awards will fully vest upon the achievement of certain goals relating to the Company’s ongoing strategic review, subject to adjustment and to the Grantees’ continuous service through the date of such achievement. The Special Awards will expire if unvested on July 12, 2026.
In addition, in November 2025, the Company established the ELT Strategic Incentive Program which created a cash pool that will be used to recognize and reward certain executive officers, including Messrs. Hance and Brandt, for their respective contributions, involvement, work and participation with the ongoing strategic alternatives review process. Payments to the eligible participants under the ELT Strategic Incentive Program are contingent upon the achievement of certain goals relating to the Company’s ongoing strategic review, subject to the eligible participants’ continuous service through the date of such achievement. The ELT Strategic Incentive Program will expire on July 12, 2026.
Compensation Changes for 2026
In February 2026, the Committee and the Board, upon consultation with Meridian, approved increases to each of Mr. Stewart’s and Mr. Pierson’s 2026 total compensation in the form of increases to base salary, target annual cash incentive amount and long-term incentive grant value, as described below. The Board believes it is critical that, over the next couple of years, the Company execute on its key strategic and operational priorities and objectives while continuing to evaluate and pursue strategic transactions and alternatives. Messrs. Stewart and Pierson have been highly effective in navigating a complex operating environment and leading the Company through periods of significant change, including integration efforts, strategic transformation and a review of strategic alternatives. Accordingly, as the Company continues to navigate a dynamic environment, the compensation adjustments are intended to support retention and appropriately incentivize these executives over the next several years.
•
Mr. Stewart: base salary increased from $900,000 to $1,000,000, target annual cash incentive amount increased from $900,000 to $1,250,000 and long-term incentive award value increased from $3,000,000 to $3,750,000.

•
Mr. Pierson: base salary increased from $625,000 to $725,000, target annual cash incentive amount increased from $468,750 to $725,000 and long-term incentive award value increased from $1,150,000 to $1,334,000.

Retirement and Other Benefits
Our NEOs receive the same retirement and other benefits as other employees at the Company. We choose to pay these benefits to meet the objective of having a competitive retirement and benefit package in the marketplace. Retirement benefits reward employees for saving for their retirement and for continued employment. Welfare benefits such as medical and life insurance reward continued employment.
All full-time Company employees, including the NEOs, are entitled to participate in the 401(k) retirement savings plan. Under that plan, for each pay period, the Company provides a $0.25 matching contribution for every dollar an employee elects to defer into the 401(k) plan, limited to elective deferrals up to 6% of the employee’s compensation for the pay period. The matching contribution is subject to the rules and regulations on maximum contributions by individuals under such a plan. Matching contributions to the NEOs for the fiscal year ended December 31, 2025 are reflected in the “401(k) Match” column of the All Other Compensation Table of this Proxy Statement.
The NEOs are also eligible to participate in the Company’s health, dental, disability and other insurance plans on the same terms and at the same cost as such plans are available to all full-time employees. The Company does not have a supplemental executive retirement plan or one that provides for the deferral of compensation on a basis that is not tax-qualified.

Severance Arrangements
Our NEOs, other than Mr. Lorrain, participate in the Severance Plan, which became effective January 1, 2013, and was amended and restated on October 25, 2021. The objectives of the Severance Plan are to enhance the attraction and retention of executive talent during corporate upheaval, enable management to evaluate and support potential transactions that might be beneficial to stockholders even though the result would be a change in control of the Company, and obtain important corporate protections upon terminations of employment. The plan is designed to reward executives for remaining with the Company when their prospects for continued employment following a change in control or other corporate upheaval may be uncertain. We chose to adopt the plan to protect stockholder value in such events by increasing the probability of retaining an intact management team.
In connection with the Omni Acquisition, in March 2024, the Committee supplemented the Severance Plan to provide that in the event of an involuntary “not-for-cause” termination between March 15, 2024 and December 31, 2025, recipients would receive change-in-control severance treatment pursuant to the Severance Plan and the acceleration of their unvested equity under the 2016 Omnibus Plan and the 2025 Omnibus Plan, as applicable. The enhanced benefits expired on December 31, 2025.
In addition, on January 14, 2025, the Committee approved an amendment to the Severance Plan effective January 14, 2026 to shorten the notice period by which the Company must give participants notice of an adverse amendment or termination of the Severance Plan from twelve months to sixty days before such adverse amendment or termination can take effect. As of January 14, 2026, participants are no longer entitled to any pro-rata annual incentive award payment for the fiscal year in which the termination occurs.
The severance benefits available to our NEOs under the Severance Plan are described in more detail under the “Potential Payments upon Termination, Change of Control, Death or Disability” section of this Proxy Statement and in the table set forth within that section.
Tax and Accounting Implications
Accounting for Executive Compensation.   The Committee and management consider the accounting and tax effects of various compensation elements when designing our annual incentive and equity compensation plans and making other compensation decisions. Although the Committee designs the Company’s plans and programs to be tax-efficient and to minimize compensation expense, these considerations are secondary to meeting the overall objectives of the executive compensation program. We account for share-based compensation in accordance with GAAP. Consequently, share-based compensation cost is measured at the grant date based on the fair value of the award in accordance with ASC 718. We generally recognize share-based compensation expense ratably over the vesting period of each award except as otherwise required by ASC 718.
Other Compensation and Governance Policies
Risk Management
Our incentive program rewards reasonable risk-taking, accomplished through both program design and Committee processes.
Program design features for NEOs that mitigate risk include the following:
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Balanced mix of pay including base salary (fixed compensation) and a balance of annual (cash) and long-term (equity) incentives;

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Capped short-term incentives;

•
Short-term incentive goals tied to financial goals of the corporate-level strategic plan;

•
Annual equity-based incentive grants without backdating or repricing;

•
Stock ownership guidelines applicable to senior executive officers, as described below;

•
Prohibition on hedging and pledging Company Common Stock, as described below; and

•
A compensation recoupment or “clawback” policy, as described below.

Committee processes mitigating risk include:
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Overall administration of executive plans by the Committee;

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Reasonable short-term incentive goals;

•
Financial performance objectives based upon budget objectives that are reviewed and approved by the Committee and the Board;

•
Avoidance of steep payout cliffs;

•
Ongoing and active discussion between the Committee and management regarding progress on short-term and long-term goals; and

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Committee authority to pay less than the maximum short-term incentive amount after assessing the proper alignment with stockholder interests and overall contribution and performance of the executive officers.

Executive Officer Stock Ownership Guidelines
The Company has adopted executive stock ownership and retention guidelines (the “Ownership Guidelines”). These Ownership Guidelines are applicable to executive officers, including the NEOs. Our Ownership Guidelines are designed to increase executives’ equity stakes in the Company and to align executives’ interests more closely with the interests of stockholders. The Ownership Guidelines require covered executives to own, and hold during their tenure with the Company, shares of Company Common Stock sufficient in number to satisfy the relevant amount specified below as a multiple of the executive’s annual base salary. The NEOs and other executive officers are reflected in the chart below:
Position	Value of Company Common Stock
Chief Executive Officer	6 times base salary
Presidents, COO, CFO, CCO, and CLO	3 times base salary
All other executive officers	2 times base salary
Until the executive achieves the applicable ownership level, he or she is required to retain 50% of the net number of shares of Company Common Stock acquired through Company-provided stock-based awards, the vesting of restricted stock awards, the delivery of shares in settlement of stock units or performance share awards, or the delivery of shares to the executive through any other incentive compensation arrangement. No retention requirement applies under the Ownership Guidelines to shares acquired in excess of the requisite ownership level. Shares underlying unexercised stock options and unvested or unearned performance share awards or performance units do not count towards the stock ownership guidelines. The Ownership Guidelines allow unvested restricted stock to count towards the stock ownership guidelines. As of December 31, 2025, certain of our executive officers did not meet the applicable stock ownership guidelines, primarily as a result of the decline in the market price of our Company Common Stock. No executive officer sold any shares of Company Common Stock during any period in which such executive officer’s holdings were below the applicable ownership threshold. The Compensation Committee monitors the progress of each executive officer towards meeting their ownership requirements and will take such actions as it deems appropriate to address any continued noncompliance.
Prohibition Against Hedging and Pledging
The Company’s Insider Trading Policy prohibits executive officers from engaging in any form of hedging transactions. In addition, the policy prohibits executive officers from holding Company securities in margin accounts and from pledging Company securities as collateral for loans. The Company believes that these policies further align our executives’ interests with those of our stockholders.
Equity Grant Practices
We grant most equity-based awards on a predetermined schedule aligned with the annual executive compensation review cycle, whereby the Compensation Committee approves grants to executive officers and other employees at the Board’s February meeting, which is generally set at least one year in advance of the meeting. For 2025, equity grants were approved approximately one week prior to our release of earnings for the prior year. From time to time, the Compensation Committee may grant additional one-time equity-based awards to key employees. We do not currently grant stock options to employees.
The Compensation Committee does not take into account material non-public information when determining the timing and terms of equity-based awards, and the Company does not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.
Clawback Policies
We maintain two compensation recoupment, or “clawback,” policies, each as further described below. As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related rules and regulations of the SEC and Nasdaq, our Executive Officer Clawback Policy applies to all of our current and former executive officers in the event of a financial restatement. In addition, we maintain a recoupment policy that applies to all employees and covers circumstances beyond those set forth in the Executive Officer Clawback Policy.
Executive Officer Clawback Policy
In 2023, the Board adopted the Executive Officer Clawback Policy pursuant to which the executive officers and certain other non-executive officers are required to repay or return to the Company erroneously awarded compensation upon an accounting restatement. The Executive Officer Clawback Policy is in material compliance with all applicable SEC regulations promulgated to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, including Rule 10D-1 promulgated under the Securities Exchange Act of 1934, as amended, and the rules adopted by Nasdaq.
The Executive Officer Clawback Policy is triggered if we are required to prepare an accounting restatement of our financial statements due to any material noncompliance with a financial reporting requirement under the securities laws. Once the policy is triggered, the Committee will require recoupment of any erroneously-awarded compensation received by a current or former executive officer during the three completed fiscal years immediately preceding the date we are required to prepare an accounting restatement. The Executive Officer Clawback Policy is a “no-fault” policy and recoupment is required regardless of whether a current or former executive officer contributed to the restatement.
For purposes of the policy, erroneously-awarded compensation is the amount of incentive-based compensation paid to a current or former executive officer that exceeds the incentive-based compensation the executive officer would have been paid had it been based on the restated financial statements. Incentive-based compensation includes any compensation granted, earned or vested based wholly or in part on the attainment of a financial reporting measure (meaning a measure determined and presented in accordance with the accounting principles used in preparing our financial statements and any measure that is derived in whole or in part from such measure).
The Committee will determine the timing and method of recoupment of erroneously-awarded compensation in its sole discretion pursuant to the policy. Recoupment is required unless recovery would be impracticable, as set forth in the policy.
Policy on Recoupment of Executive Compensation
The Company has adopted a discretionary incentive compensation clawback policy (the “Recoupment Policy”) that applies to its executive officers, including the NEOs, and certain other specified employees. This policy allows the Company to seek reimbursement of incentive compensation paid or awarded to executive officers in any of the circumstances listed below.
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A determination is made that the executive officer engaged in fraud, theft, misappropriation or embezzlement.

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A determination is made that the Company is required to file an accounting restatement with the SEC that either resulted from the intentional misconduct of the executive officer or, regardless of the existence of intentional misconduct, resulted in a material negative revision of a financial or operating measure that was used to determine incentive compensation.
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Any other material negative revision of a financial or operating measure within 36 months after such financial or operating measure served as the basis on which incentive compensation was awarded or paid to the executive officer.

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An error or miscalculation of the executive officer’s incentive compensation payout within six months after such erroneous amount is paid.

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Material violations of the Company’s Business Code of Conduct and Ethics that could reasonably lead to a material financial or reputational harm to the Company.

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The executive officer is terminated from employment by the Company due to a felony conviction or the failure to contest prosecution for a felony or, in the Committee’s determination, for such executive officer’s gross negligence, willful misconduct or dishonesty, any of which could reasonably lead to material financial or reputational harm to the Company.

The executive officer’s failure to report or reckless failure to supervise his or her direct reports that, in the Committee’s determination, resulted in such executive officer’s failure to detect, in each case, gross negligence, willful misconduct or dishonesty on the part of others, any of which could reasonably lead to material financial or reputational harm to the Company.
The Recoupment Policy allows the Company to recover incentive compensation awarded to the affected executive officers, including, but not limited to, bonuses, annual, periodic or long-term cash incentive compensation, stock-based awards and the Company Common Stock acquired thereunder, and sale proceeds realized from the sale of Company Common Stock acquired through stock-based awards. All actions taken and decisions made relating to the Recoupment Policy are in the Committee’s sole and absolute discretion.

Compensation Committee Report on Executive Compensation
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC.
Submitted By:
Paul Svindland, Chair
Charles L. Anderson
Christine M. Gorjanc
The Compensation Committee of The Board of Directors
The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows the compensation earned in 2025, 2024 and 2023 by the NEOs.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Shawn Stewart, Chief Executive Officer	2025	900,000	—	4,037,990	—	617,400	5,919	5,561,309
	2024	588,462	400,000	3,234,892	—	336,000	4,905	4,564,259
Jamie Pierson, Chief Financial Officer	2025	625,000	—	2,187,990	—	321,563	5,413	3,139,966
	2024	300,481	250,000	1,025,000	—	131,250	1,985	1,708,716
Jerome Lorrain, Executive Chairman(4)	2025	234,176	—	1,184,250	—	—	48,336	1,466,762

Michael L. Hance, Chief Legal Officer and Secretary	2025	500,000	—	600,000	—	257,250	6,269	1,363,519
	2024	593,462	—	1,160,000	—	210,000	32,424	1,995,886
	2023	456,000	—	393,750	131,250	51,300	11,712	1,044,012
Eric Brandt, Chief Commercial Officer(5)	2025	525,000	—	500,000	—	261,226	—	1,286,226

(1)
Represents the aggregate grant date fair value of restricted share and performance share awards (and assuming achievement at target for such performance share awards), including the Special Awards. The fair values of these awards were determined in accordance with ASC 718. The awards for which the aggregate grant date fair value is shown in this table include the awards described in the Grants of Plan-Based Awards for Fiscal 2025 table below. The assumptions used in determining the grant date fair values of these awards are set forth in Note 6 to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC.

(2)
Represents cash incentives earned under the applicable year Annual Cash Incentive Plan.

(3)
See the “All Other Compensation Table” below for additional information.

(4)
Mr. Lorrain began his role as Executive Chairman on June 11, 2025.

(5)
Mr. Brandt began his role as Chief Commercial Officer on January 13, 2025.

All Other Compensation Table for Fiscal 2025
The following table shows the components of “all other compensation” earned in 2025 by the NEOs.
Name	401(k) Match ($)	Long-Term Disability Insurance ($)(1)	Other ($)(2)	Total ($)
Shawn Stewart	4,039	1,880	—	5,919
Jamie Pierson	3,533	1,880	—	5,413
Jerome Lorrain	1,385	—	46,951	48,336
Michael L. Hance	4,389	1,880	—	6,269
Eric Brandt	—	—	—	—

(1)
Represents premiums paid by the Company for long-term disability insurance.

(2)
For Mr. Lorrain, represents cash compensation received in connection with his service as a director of the Company prior to becoming our Executive Chairman.

Grants of Plan-Based Awards for Fiscal 2025
In this table, we provide information about each grant of awards made to an NEO in the most recently completed year. This includes awards under the Company’s Annual Cash Incentive Plan, as well as performance share awards and restricted stock awards.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Shares to be Issued Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Shawn Stewart	Annual Cash Incentive Plan	—	225,000	900,000	1,350,000	—	—	—	—	—	—
	Performance Shares(4)	2/19/25	—	—	—	22,682	45,363	90,726	—	—	1,800,004
	Special Grant(5)	2/19/25	—	—	—	33,333	33,333	33,333	—	—	1,037,990
	Restricted Stock	2/19/25	—	—	—	—	—	—	38,536	—	1,200,011
Jamie Pierson	Annual Cash Incentive Plan	—	117,188	468,750	703,125	—	—	—	—	—	—
	Performance Shares(4)	2/19/25	—	—	—	7,246	14,491	28,982	—	—	575,003
	Special Grant(5)	2/19/25	—	—	—	33,333	33,333	33,333	—	—	1,037,990
	Restricted Stock	2/19/25	—	—	—	—	—	—	18,465	—	575,000
Jerome Lorrain	Annual Cash Incentive Plan(6)	—	—	—	—	—	—	—	—	—	—
	Performance Shares(4)	7/11/25	—	—	—	3,523	7,046	14,092	—	—	300,019
	Special Grant(5)	7/11/25	—	—	—	25,000	25,000	25,000	—	—	684,250
	Restricted Stock	7/11/25	—	—	—	—	—	—	7,307	—	199,993
Michael L. Hance	Annual Cash Incentive Plan	—	93,750	375,000	562,500	—	—	—	—	—	—
	Performance Shares(4)	2/19/25	—	—	—	3,780	7,560	15,120	—	—	299,981
	Restricted Stock	2/19/25	—	—	—	—	—	—	9,634	—	300,003
Eric Brandt	Annual Cash Incentive Plan	—	93,483	393,750	590,625	—	—	—	—	—	—
	Performance Shares(4)	2/19/25	—	—	—	3,150	6,300	12,600	—	—	249,984
	Restricted Stock	2/19/25	—	—	—	—	—	—	8,028	—	249,984

(1)
Amounts represent the NEO’s threshold (which we refer to as “downside”), target and maximum (which we refer to as “stretch”) potential payout levels related to achievement of Company performance metrics under the Company’s 2025 Annual Cash Incentive Plan. The payments for these awards have already been determined and were paid to the NEOs and disclosed in the Summary Compensation Table.

(2)
Each grant vests in equal annual installments over a three-year period beginning on the first anniversary of the grant date.

(3)
Represents the aggregate grant date fair value of performance share and restricted stock. The fair value of those awards was determined in accordance with ASC 718. The assumptions used in determining the grant date fair value of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC.

(4)
The performance shares vest after the last day of the three-year performance period upon certification of performance results by the Compensation Committee. The number of shares earned are based on the TSR of Company Common Stock compared to the TSR of a peer group. See the “Long-Term Equity Incentive Awards” section of this Proxy Statement for additional information.

(5)
Represents a one-time grant awarded to certain NEOs as described under “Special Awards and Transaction Bonus Plan” in the Compensation Discussion and Analysis.

(6)
Mr. Lorrain did not participate in the 2025 Annual Cash Incentive Plan.

Outstanding Equity Awards at Fiscal 2025 Year-End
The following table shows information about outstanding equity awards at December 31, 2025.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(2)	Market Value of Shares of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(3)
Shawn Stewart	—	—	—	—	—	72,506	1,812,650	155,129	3,878,225
Jamie Pierson	—	—	—	—	—	31,427	785,675	62,917	1,572,925
Jerome Lorrain	—	—	—	—	—	7,307	182,675	32,046	801,150
Michael L. Hance	4,536	—	106.29	2/8/2022	2/8/2029
	2,201	1,101	115.42	2/7/2023	2/7/2030	37,525	938,125	46,930	1,173,250
Eric Brandt	—	—	—	—	—	8,028	200,700	6,300	157,500

(1)
Each grant vests in equal annual installments over a three-year period beginning on the first anniversary of the grant date.

(2)
The amounts shown represent restricted stock awards granted under the 2016 Omnibus Plan or 2025 Omnibus Plan, as applicable. Each grant vests in equal annual installments over a three-year period beginning on the first anniversary of the grant date.

(3)
The market value of the awards that have not vested is based on the closing price of Company Common Stock on Nasdaq on December 31, 2025, which was $25.00.

(4)
The amounts shown represent performance share awards granted under the 2016 Omnibus Plan or 2025 Omnibus Plan, as applicable. The performance shares vest after the last day of the three-year performance period upon certification of performance results by the Compensation Committee. The number of shares earned are based on the TSR of Company Common Stock compared to the TSR of a peer group. See the “Long-Term Equity Incentive Awards” section of this Proxy Statement for additional information. Shares presented represent the award at the target amount. The actual amounts that will be earned are dependent upon the achievement of pre-established performance goals during the respective performance cycles.

Option Exercises and Stock Vested During Fiscal 2025
The following table shows information about options exercised or shares acquired on vesting during 2025.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)(2)
Shawn Stewart	—	—	16,985	241,697
Jamie Pierson	—	—	32,189	853,009
Jerome Lorrain	—	—	4,061	79,514
Michael L. Hance	—	—	5,151	123,108
Eric Brandt	—	—	—	—

(1)
The value realized upon exercise or vesting is based on the market price on the date of exercise or vesting.

(2)
Shares withheld for income tax purposes related to stock vested were as follows: Mr. Stewart — none, Mr. Pierson — none, Mr. Lorrain — none, Mr. Hance — 1,409 shares, and Mr. Brandt — none.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information as of December 31, 2025 with respect to shares of Company Common Stock that may be issued under the following existing equity compensation plans: the 2016 Omnibus Plan, the 2025 Omnibus Plan, our 2025 Non-Employee Director Stock Plan (the “2025 NED Plan”) and our Employee Stock Purchase Plan (the “ESPP”). Our stockholders have approved each of these plans.
Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued upon Exercise or Vesting of Outstanding/ Unvested Shares, Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
Equity Compensation Plans Approved By Stockholders	1,063,379	110.26	1,898,741
Equity Compensation Plans Not Approved By Stockholders	—	—	—
Total	1,063,379	110.26	1,898,741

(1)
Excludes purchase rights accruing under the ESPP, which has an original stockholder-approved reserve of 500,000 shares. Under the ESPP, each eligible employee may purchase up to 2,000 shares of Company Common Stock at semi-annual intervals each year at a purchase price per share equal to 90% of the lower fair market value of Company Common Stock at the close of the (i) the first closing day of an option period or (ii) the last trading day of an option period.

(2)
Includes shares available for future issuance under the ESPP. As of December 31, 2025, an aggregate of 224,681 shares were available for issuance under the ESPP.

Employment Agreement with Shawn Stewart
On April 22, 2024, the Company entered into an employment agreement with Mr. Stewart (for purposes of this section, the “Stewart Employment Agreement”). Under the Stewart Employment Agreement, Mr. Stewart’s compensation consisted of an initial base salary of $900,000 and an annual target bonus set at 100% of base salary (pro-rated for 2024), with a maximum possible bonus of 200% of base salary. Mr. Stewart also received (i) a signing bonus of $400,000, (ii) 50,955 restricted shares of Company

Common Stock, which vest equally on each of the first, second and third anniversaries of the grant date, subject to Mr. Stewart’s continuous employment through the applicable vesting date and (iii) 76,433 performance share units, with the performance period ending on December 31, 2026, in alignment with the performance period of other executive officers of the Company and subject to Mr. Stewart’s continuous employment through the applicable vesting date. Beginning in 2025, Mr. Stewart also began participating in the Company’s employee incentive programs, as administered by the Compensation Committee of the Board.
In addition to the Stewart Employment Agreement, Mr. Stewart entered into the Company’s standard form of participation and restrictive covenants agreement for senior executives (the “Restrictive Covenants Agreement”), which includes non-compete and non-solicit covenants that apply during employment and for twenty-four (24) months thereafter, and indefinite confidentiality, non-disparagement, publicity, and invention assignment covenants, and participates in the Severance Plan. Mr. Stewart’s entitlement to termination benefits, if any, and his continuing obligations to the Company following any termination will be determined by the Severance Plan and the Restrictive Covenants Agreement.
Offer Letter with Jerome Lorrain
On July 11, 2025, the Company entered into an offer letter with Mr. Lorrain (for purposes of this section, the “Lorrain Offer Letter”), which sets forth the principal terms and conditions of his employment as the Executive Chairman of the Board. Pursuant to the Lorrain Offer Letter, Mr. Lorrain received (i) an initial annualized base salary of $450,000; (ii) a one-time equity award with an aggregate grant date value of $500,000, consisting of (1) approximately 60% in the form of performance share units that are eligible to be earned and vested at the end of the three-year performance period and (2) approximately 40% in the form of time-based restricted stock, which vest in equal annual installments over a three-year period; and (iii) a special grant of 25,000 shares of performance-based restricted stock, which will become fully vested upon the achievement of certain goals relating to the Company’s ongoing strategic review, subject to Mr. Lorrain’s continuous service through the date of such achievement.
Beginning in 2026, pursuant to the Lorrain Offer Letter, Mr. Lorrain is eligible to receive a long-term incentive award, which will have an aggregate target grant value of at least $750,000, consisting of approximately 60% in the form of performance share units and approximately 40% in the form of time-based restricted stock, each subject to Mr. Lorrain’s continuous employment through each applicable vesting date. Mr. Lorrain is not eligible to receive annual incentive plan cash awards.
Offer Letter with Jamie Pierson
On July 3, 2024, the Company entered into an offer letter with Mr. Pierson (for purposes of this section, the “Pierson Offer Letter”). Under the Pierson Offer Letter, Mr. Pierson’s compensation consisted of an initial base salary of $625,000 and an annual target bonus (pro-rated for 2024) set at 75% of base salary, with a maximum possible bonus of 200% of base salary. Mr. Pierson was also eligible to receive a pro-rated long-term incentive award in 2024 having a target value of $525,000, which consisted of: (i) 50% of time-based restricted stock, which vests equally on each of the first, second and third anniversaries of the grant date, subject to Mr. Pierson’s continuous employment through the applicable vesting date and (ii) 50% of performance share units, that are subject to total stockholder return performance metrics and have a performance period commencing on Mr. Pierson’s start date of employment and ending on December 31, 2026. Beginning in 2025, Mr. Pierson became eligible to receive an annual long-term incentive award having a target grant value of at least $1,050,000, in the same form and in the same mix as is provided to other executive officers of the Company. Mr. Pierson also received (i) a one-time grant of restricted stock with a target aggregate value on the grant date equal to $500,000, which will vest on the first anniversary of the grant date and (ii) a one-time cash bonus of $250,000, which was payable within 30 days. In addition, Mr. Pierson entered into the Company’s standard form of participation and restrictive covenants agreement for senior executives, which includes non-compete and non-solicit covenants that apply during employment and for eighteen (18) months thereafter, and indefinite confidentiality, non-disparagement, publicity, and invention assignment covenants, and will participate in the Severance Plan.
Other than the employment agreements and offer letter discussed above, the Company does not have employment agreements with any of its other NEOs, but each NEO is a participant in the Severance Plan,

which is discussed in greater detail within this Proxy Statement under the “Potential Payments upon Termination, Change of Control, Death or Disability” section of this Proxy Statement.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees to the annual total compensation of Mr. Stewart, our Chief Executive Officer. Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K, based on the Company’s payroll and employment records. However, because Item 402(u) permits companies to calculate the ratio using different methodologies, our CEO pay ratio may not be comparable to the ratio presented by other companies.
As disclosed in the Summary Compensation Table above, the fiscal year 2025 annual total compensation for Mr. Stewart, our Chief Executive Officer, was $5,561,309. The fiscal year 2025 annual total compensation of our median employee was $39,663. The resulting ratio of our CEO’s annual total compensation to that of the median of all employees, excluding our CEO, for 2025 was 140.2 to 1.
To identify the median employee, we took the following steps as of December 31, 2024: (i) we determined that we had 6,404 employees (including full-time and part-time employees, other than our CEO) and, as permitted by SEC rules, we then excluded (a) the approximately 3,520 Omni employees that were assumed in connection with the Omni Acquisition in January 2024, and (b) 14 of the remaining Canadian legacy Forward employees, leaving a remaining employee population of approximately 2,870 from which to identify our “median employee”; (ii) we calculated total cash compensation, including base salary, incentive compensation, 401(k) match and overtime pay, each as reflected in our payroll records, for each of the remaining employee population; and (iii) we ranked this compensation measure for those employees from lowest to highest. We identified the employee with the median total compensation calculated as described in the preceding sentence. In determining our pay ratio for 2025, we concluded that there have been no significant changes to our arrangements or in our employee population that would significantly affect our pay ratio disclosure.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.
The following table discloses information on amounts from the Summary Compensation Table (“SCT”) and “compensation actually paid” (“CAP”) for each of the individuals that served as a principal executive officer (“PEO”) and to our other non-PEO NEOs (on average) and certain financial performance measures of the Company. For further information regarding the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with performance, see the “Compensation Discussion and Analysis” section of this Proxy Statement.
Year	SCT Total for Mr. Schmitt(1)	CAP to Mr. Schmitt(2)(a)	SCT Total for Mr. Hance(1)	CAP to Mr. Hance(2)(b)	SCT Total for Mr. Stewart(1)	CAP to Mr. Stewart(2)(c)	Average SCT Total for Non-PEO NEOs(3)	Average CAP to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (millions)(7)	Relative TSR Performance Percentile(8)
									TSR(5)	Peer Group TSR(6)
2025	N/A	N/A	N/A	N/A	$5,561,309	$2,744,765	$1,814,118	$1,230,355	$33	$135	$(104)	0th
2024	$917,327	$(1,625,001)	$1,995,885	$2,377,231	$4,564,259	$6,779,794	$1,475,554	$1,397,446	$46	$127	$(820)	0th
2023	$4,866,321	$(766,293)	N/A	N/A	N/A	N/A	$1,047,755	$320,635	$90	$120	$167	0th
2022	$6,055,810	$6,356,982	N/A	N/A	N/A	N/A	$1,742,416	$1,711,824	$150	$97	$193	64th
2021	$6,048,000	$9,065,745	N/A	N/A	N/A	N/A	$1,525,473	$1,726,305	$173	$121	$106	77th

(1)
Mr. Schmitt served as our President and Chief Executive Officer until his departure in February 2024. At that time, Mr. Hance was appointed to serve as our interim Chief Executive Officer until April 2024, when Mr. Stewart was appointed as the permanent Chief Executive Officer. The amounts reported in these columns are the amounts of total compensation reported for Mr. Schmitt, Mr. Hance and Mr. Stewart for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Summary Compensation Table.”

(2)(a)
The amounts reported in this column represent the amount of “compensation actually paid” to Mr. Schmitt, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Schmitt during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Schmitt’s total compensation for each applicable year to determine the compensation actually paid:

Thomas Schmitt	2025	2024	2023	2022	2021
Reported Summary Compensation Table Total for PEO	N/A	$917,327	$4,866,321	$6,055,810	$6,048,000
- Reported Value of Equity Awards	N/A	$—	$(3,815,000)	$(2,875,000)	$(2,875,000)
+ Year End Fair Value of Equity Awards	N/A	$—	$1,499,165	$3,099,190	$4,472,901
+ Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards	N/A	$—	$(3,472,861)	$234,398	$1,183,652
+/- Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	N/A	$(1,006,120)	$156,082	$(157,416)	$236,192
+/- Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	N/A	$(1,536,208)	$—	$—	$—
+/- Value of Dividends Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation	N/A	$—	$—	$—	$—
Compensation Actually Paid to Thomas Schmitt	N/A	$(1,625,001)	$(766,293)	$6,356,982	$9,065,745

(2)(b)
The amounts reported in this column represent the amount of “compensation actually paid” to Mr. Hance, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Hance’s during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Hance total compensation for each applicable year to determine the compensation actually paid:

Michael Hance	2025	2024
Reported Summary Compensation Table Total for Michael Hance	N/A	1,995,885
- Reported Value of Equity Awards	N/A	$(1,160,000)
+ Year End Fair Value of Equity Award	N/A	$1,830,328
+ Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards	N/A	$(73,880)
+/- Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	N/A	$(198,437)
+/- Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	N/A	$(16,665)
+/- Value of Dividends Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation	N/A	$—
Compensation Actually Paid to Michael Hance	N/A	$2,377,231

(2)(c)
The amounts reported in this column represent the amount of “compensation actually paid” to Mr. Stewart, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Stewart during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Stewart’s total compensation for each year to determine the compensation actually paid:

Shawn Stewart	2025	2024
Reported Summary Compensation Table Total for Shawn Stewart	$5,561,309	4,564,259
- Reported Value of Equity Awards	$(4,037,990)	$(3,234,892)
+ Year End Fair Value of Equity Awards	$3,094,560	$5,450,426
+ Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards	$(1,567,045)	$—
+/- Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	$(306,070)	$—
+/- Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$—	$—
+/- Value of Dividends Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation	$—	$—
Compensation Actually Paid to Shawn Stewart	$2,744,765	$6,779,794

(3)
The amounts reported in this column represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Stewart) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Stewart) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Jamie Pierson, Jerome Lorrain, Michael L. Hance and Eric Brandt; (ii) for 2024, Jamie Pierson, Rebecca Garbrick, Chris C. Ruble, Nancee Ronning and Joseph M. Tomasello ; (ii) for 2023, Michael L. Hance, Rebecca J. Garbrick, Chris C. Ruble and Kyle R. Mitchin; (iii) for 2022, Rebecca J. Garbrick, Chris C. Ruble, Michael L. Hance, and Kyle R. Mitchin; and (iv) for 2021, Rebecca J. Garbrick, Scott E. Schara, Chris C. Ruble, Michael L. Hance and Michael J. Morris.

(4)
The amounts reported in this column represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Stewart), as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Stewart) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Stewart) for each year to determine the compensation actually paid, using the same methodology described above in Note (2):

Average for Non-PEO NEOs	2025	2024	2023	2022	2021
Average Reported Summary Compensation Table Total for Non-PEO NEOs	$1,814,118	$1,475,554	$1,047,755	$1,742,416	$1,525,473
- Average Reported Value of Equity Awards	$(1,117,310)	$(832,000)	$(518,750)	$(465,000)	$(448,000)
+ Average Year End Fair Value of Equity Awards	$901,763	$1,421,554	$223,513	$490,666	$615,596
+/- Year Over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	$(133,303)	$(22,857)	$(453,197)	$(4,743)	$144,644
+/- Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	$(226,600)	$(37,281)	$21,314	$(51,515)	$12,362
- Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$(8,312)	$(607,524)	$—	$—	$(123,770)
+ Average Value of Dividends Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation	$—	$—	$—	$—	$—
Average Compensation Actually Paid to Non-PEO NEOs	$1,230,355	$1,397,446	$320,635	$1,711,824	$1,726,305
(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period.

(6)
Represents the peer group TSR at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Nasdaq Trucking and Transportation Stocks Index, which is the same peer group used for the Stock Return Performance Graph included in our Annual Report.

(7)
The amounts reported represent the net income as reflected in the Company’s audited financial statements for the applicable year.

(8)
Relative TSR Performance Percentile is based on the metric used for our TSR performance shares, as discussed in more detail within the “Long-Term Equity Incentive Awards” section of this Proxy Statement. Amounts shown in this table for each year reflect the Company’s one-year TSR relative to the one-year TSR of the peer group used for the TSR performance shares awarded for that year. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Relative TSR Performance Percentile is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

Financial Performance Measures
As described in greater detail in the CD&A, the Company’s executive compensation program reflects a pay-for-performance philosophy to support the achievement of short- and long-term financial, operational and strategic objectives. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase stockholder value. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•
Operating Income

•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)

•
Unlevered Free Cash Flow

•
Relative TSR Performance Percentile (the Company’s TSR as compared to a peer group established by the Compensation Committee)

Description of the Relationship between Pay and Performance
The following graphs illustrate the relationship between the amount of compensation actually paid to Mr. Stewart, as applicable, and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Stewart) with the Company’s (i) cumulative TSR, (ii) net income and (iii) relative TSR performance percentile over the four years presented in the table. Compensation actually paid is impacted by numerous factors, including, but not limited to, the timing of new equity awards, vesting of outstanding awards, share price volatility and mix of performance metrics.
A large portion of the compensation actually paid to our NEOs is comprised of equity awards. As described in more detail in the CD&A, the Company targets that approximately 62% and 47% of the value of total compensation awarded to Mr. Stewart and the other NEOs, respectively, is comprised of equity awards, including restricted stock, performance shares and stock options. Over the last five years, changes in the Company’s share price have led to changes in the compensation actually paid. The graphs below illustrate:
•
From 2021 to 2022, the compensation actually paid to Mr. Schmitt decreased by 29.9%, average compensation actually paid to our Non-PEO NEOs (excluding Mr. Schmitt) decreased by 0.8%, cumulative TSR decreased from $173 to $150 or 13.3%, net income increased from $105.9 million to $193.2 million or 82.4% and relative TSR performance percentile decreased from the 77th percentile to the 64th percentile.

•
From 2022 to 2023, the compensation actually paid to Mr. Schmitt decreased by 112.1%, average compensation actually paid to our Non-PEO NEOs (excluding Mr. Schmitt) decreased by 81.3%, cumulative TSR decreased from $150 to $90 or 40.0%, net income decreased from $193.2 million to $167.4 million or 13.4% and relative TSR performance percentile decreased from the 64th percentile to the 0th percentile.

•
From 2023 to 2024, the compensation actually paid to our current PEO, Mr. Stewart, increased by 984.8%, average compensation actually paid to our Non-PEO NEOs (excluding Mr. Schmitt, Mr. Hance and Mr. Stewart) increased by 337.3%, cumulative TSR decreased from $90 to $46 or 48.9%, net income (loss) decreased from $167.4 million to $(819.7) million or 589.7% and relative TSR performance percentile experienced no change.

•
From 2024 to 2025, the compensation actually paid to Mr. Stewart decreased by 59.5%, average compensation actually paid to our Non-PEO NEOs decreased by 12.0%, cumulative TSR decreased from $46 to $33 or 28.3%, net income (loss) increased from $(819.7) million to $(104.5) or 87.3% and relative TSR performance percentile experienced no change.

For additional information regarding the Company’s executive compensation program, compensation setting process and compensation philosophy, see the “Compensation Discussion and Analysis” section of this Proxy Statement.

Potential Payments Upon Termination, Change of Control, Death or Disability
Under the Severance Plan, which is applicable to selected employees of the Company, including Mr. Stewart and the NEOs, each participant would receive severance benefits in the event his or her employment is terminated in certain circumstances. Under the Severance Plan, a participant would receive severance benefits if his or her employment is involuntarily terminated by the Company (other than for cause or upon death or disability, as those terms are defined in the Severance Plan) or in the event the participant voluntarily terminates his or her employment for “good reason” (as defined in the Severance Plan). The circumstances that permit a participant to terminate employment for good reason and receive severance benefits after a change in control differ from the more limited circumstances that permit a termination of employment for good reason prior to or absent a change in control. Generally, eligible participants would be entitled to the severance benefits included in the chart below upon an involuntary termination of their employment, in addition to any accrued obligations (such as unpaid salary through the termination date) and vested amounts to which they may be entitled under the Company’s benefit plans:

General Severance Upon Involuntary Termination Absent a Change in Control	Severance Upon Involuntary Termination as of or Within Two Years After a Change in Control

•
a lump sum severance payment in an amount equal to two years of the CEO’s annualized base salary, one and a half years of the C-Suite employee’s annualized base salary and one year for all other participants’ annualized base salary

• an amount equal to two times the sum of the participant’s annual base salary and target annual incentive amount

•
a pro-rata annual incentive for the fiscal year in which the termination occurs based on actual performance results, reduced by the amount of any annual incentive previously paid to the participant for such fiscal year

• a pro-rata target annual incentive amount for the fiscal year in which the termination occurs, reduced by the amount of any annual incentive previously paid to the participant for such fiscal year

•
a lump sum healthcare assistance payment in an amount equal to the excess of the monthly COBRA premium to provide the group medical, dental, vision, and/or prescription drug plan benefits the participant had been receiving before the termination above the monthly premium payable by active employees under the Company’s healthcare plan for similar coverage, multiplied by 18 months for all NEOs other than the CEO and by 24 months for the CEO

•
a lump sum healthcare assistance payment in an amount equal to the excess of the monthly COBRA premium to provide the group medical, dental, vision, and/or prescription drug plan benefits the participant had been receiving before the termination above the monthly premium payable by active employees under the Company’s healthcare plan for similar coverage, multiplied by 24 months

• access to up to $20,000 of employer-paid outplacement services for 12 months following termination	• access to up to $20,000 of employer-paid outplacement services for 12 months following termination
In connection with the Omni Acquisition, in March 2024, the Compensation Committee amended the Severance Plan to provide enhanced severance protections for participating executives from March 15, 2024 to December 31, 2025. The amendment provides that a participating executive would be eligible to receive the severance benefits set forth above under “Severance Upon Involuntary Termination as of or Within Two Years After a Change in Control” in the event of a termination of employment by the Company “not for cause” that occurs from March 15, 2024 to December 31, 2025. In addition, the participant’s unvested equity under the 2016 Omnibus Plan would vest upon such termination. The enhanced benefits expired on December 31, 2025.
In January 2025, the Compensation Committee amended the Company’s Severance Plan to shorten the notice period by which the Company must give participants notice of an adverse amendment or termination of the Severance Plan from twelve months to sixty days before such adverse amendment or termination can take effect. In addition, effective January 14, 2026, participants will no longer be entitled to any pro-rata annual incentive for the fiscal year in which the termination occurs.
A condition in the Severance Plan is the execution of the Participation and Restrictive Covenants Agreement, which contains a non-competition and non-solicitation agreement with respect to the Company’s employees and customers. The term of the non-competition and non-solicitation prohibitions for the CEO and all other NEOs is 24 months and 18 months, respectively, following termination of employment. In addition, any severance benefits payable under the Severance Plan are subject to the execution by the participant of a general release of claims against the Company and certain affiliated persons and entities. The Severance Plan does not provide for any tax gross-up payments to participants. Payments and benefits under the Severance Plan are subject to recovery under any clawback, recovery or recoupment policy.
In addition to the benefits available under the Severance Plan, all of the NEOs are eligible to receive certain other benefits in the event of specific termination of employment, including as a consequence of a change in control. Under the Company’s Annual Incentive Plan, any unpaid incentive amounts previously earned under this plan would be payable to any NEO terminated without cause. Vesting of such awards upon a change in control is double-trigger (i.e., not accelerated unless the awards are not assumed or converted by the acquirer or in the event there is an involuntary termination of employment in connection with or within 24 months after the change in control).

The following table shows the estimated benefits payable to each NEO in the event of termination of employment or change of control of the Company. The amounts shown give effect to the Enhanced Severance Benefit where applicable and assume that a termination of employment or a termination in connection with change of control occurs on December 31, 2025. The Enhance Severance Benefit expired on December 31, 2025. The amounts do not include payments or benefits provided under insurance or other plans that are generally available to all full-time employees.
Name	Involuntary Termination Without Cause ($)	Death and Disability ($)	Change in Control ($)
Shawn Stewart
Severance(1)	1,800,000	—	3,600,000
Annual Incentive(2)	900,000	617,400	900,000
Accelerated Vesting of Equity(3)	—	3,243,527	5,690,875
Insurance Benefits(4)	50,145	—	50,145
Placement Services(5)	20,000	—	20,000
Total	2,770,145	3,860,927	10,261,020
Jamie Pierson
Severance(1)	937,500	—	2,187,500
Annual Incentive(2)	468,750	321,563	468,750
Accelerated Vesting of Equity(3)	—	1,096,722	2,358,600
Insurance Benefits(4)	18,568	—	24,758
Placement Services(5)	20,000	—	20,000
Total	1,444,818	1,418,285	5,059,608
Michael L. Hance
Severance(1)	750,000	—	1,750,000
Annual Incentive(2)	257,250	257,250	375,000
Accelerated Vesting of Equity(3)	2,138,650	1,606,424	2,138,650
Insurance Benefits(4)	37,221	—	49,627
Placement Services(5)	20,000	—	20,000
Total(6)	3,203,121	1,863,674	4,333,277
Jerome Lorrain
Severance(1)	—	—	—
Annual Incentive(2)	—	—	—
Accelerated Vesting of Equity(3)	—	213,834	983,825
Insurance Benefits(4)	—	—	—
Placement Services(5)	—	—	—
Total(6)	—	213,834	983,825
Eric Brandt
Severance(1)	787,500	—	1,837,500
Annual Incentive(2)	261,226	261,226	261,226
Accelerated Vesting of Equity(3)	—	244,997	358,200
Insurance Benefits(4)	49,793	—	66,390
Placement Services(5)	20,000	—	20,000
Total(6)	1,118,519	506,223	2,543,316

(1)
Severance includes: (a) base salary for two years for the CEO and one and half years for NEO’s if involuntary terminated without cause, or base salary for two years if terminated within two years following a Change in Control, and (b) in the event of termination within two years following a Change in Control, payment in the amount of two times the target annual incentive amount determined as of the termination date.
(2)
Annual Incentive includes: (a) target annual incentive if involuntary terminated without cause, death or disability, and (b) target annual incentive if terminated within two years following a Change in Control.

(3)
In the event of termination due to death or disability, the amount includes (a) the unvested restricted shares valued at the market price of Company Common Stock on December 31, 2025 ($25.00), (b) the unvested stock option awards multiplied by the excess, if any, of the market price of Company Common Stock on December 31, 2025 ($25.00) over the exercise price, and (c) the unvested performance shares, calculated as the target number of performance shares specified in each grant multiplied by the percentage of months of service completed in the full performance period, multiplied by the market price of Company Common Stock on December 31, 2025 ($25.00). In the event of termination due to a Change in Control, the amount includes (i) the unvested restricted shares valued at the market price of Company Common Stock on December 31, 2025 ($25.00), (ii) the unvested stock option awards multiplied by the excess, if any, of the market price of Company Common Stock on December 31, 2025 ($25.00) over the exercise price, and (iii) the greater of (x) 100% of the target number of unvested performance shares specified on the grant notice or (y) the number of performance shares that otherwise would have become vested as of the vesting date, based on the TSR multiplier attained as of the date of termination, shall become vested performance shares valued at the market price of Company Common Stock on December 31, 2025 ($25.00). For purposes of calculating the Change in Control amount, we assume that 100% of the target number of unvested performance shares is greater than the number of shares that would have become vested based on the TSR multiplier as of the date of termination. Participants in the Enhanced Severance Benefit receive Change in Control treatment with respect to equity vesting in the event of an involuntary termination prior to December 31, 2025. The Enhanced Severance Benefit expired on December 31, 2025.

(4)
Participants are entitled to a lump sum healthcare assistance payment in an amount equal to the excess of the monthly COBRA premium to provide the group medical, dental, vision, and/or prescription drug plan benefits the participant had been receiving before termination above the monthly premium payable by active employees under the Company’s healthcare plan for similar coverage, multiplied by 18 months for all NEOs other than the CEO and by 24 months for the CEO if the termination date is prior to or absent a Change in Control, or by 24 months if the termination date is on or within two years following a Change in Control.

(5)
Participants are entitled to access up to $20,000 of employer-paid outplacement services for 12 months following termination.

(6)
Participants in the Enhanced Severance Benefit which provides that, in the event of an involuntary “not-for-cause” termination between March 15, 2024 and December 31, 2025, recipients would receive change-in-control severance treatment pursuant to the Severance Plan and the acceleration of their unvested equity under the 2016 Omnibus Plan. Participants would not receive such benefits under the Enhanced Severance Benefit upon death or disability. The Enhanced Severance Benefit expired on December 31, 2025.

PROPOSAL 2 — ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
Introduction
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which enacted Section 14A of the Exchange Act, requires us to provide our stockholders with the opportunity to approve, on a non-binding, advisory basis, the compensation of our NEOs.
The Company’s goal with respect to executive compensation is to provide a comprehensive package that is sufficient to attract, motivate and retain executives of outstanding ability, performance and potential. The Compensation Committee seeks to establish and maintain an appropriate relationship between executive compensation and the creation of stockholder value. The Compensation Committee believes that the most effective compensation program is one that provides competitive base pay, rewards the achievement of established annual and long-term goals and objectives, and provides incentives for retention. The Compensation Committee seeks a compensation program that is internally consistent and believes that pay differences among jobs should be commensurate with differences in the levels of responsibility between the Chief Executive Officer and the other NEOs.
We urge you to read the “Compensation Discussion and Analysis” section of this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2025 compensation of our NEOs.
We are asking you to vote on the adoption of the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion above, is hereby APPROVED.
As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders, and will consider the outcome of the vote when making future compensation decisions for our NEOs.
Stockholder Vote Requirement
This proposal will be approved by a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this proposal and therefore will have no effect on the vote.
Recommendation of the Board
The Board recommends a vote “FOR” approval, on a non-binding, advisory basis, of the compensation of the NEOs.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2026 FISCAL YEAR
The Audit Committee has appointed KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for the 2026 fiscal year. As in the past, the Board has determined that it is in the best interest of the Company and its stockholders to request ratification of the appointment by the stockholders of the Company.
If the stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment of the independent registered public accounting firm for the 2026 fiscal year. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interest of the Company and its stockholders.
Representatives from KPMG LLP are expected to attend the 2026 Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to questions from stockholders.
Prior Change in Independent Registered Public Accounting Firm
On March 27, 2025, the Company disclosed in a Form 8-K that the Audit Committee (i) dismissed Ernst & Young LLP (“EY”), its independent registered public accounting firm since 1991, effective as of March 24, 2025; and (ii) approved the appointment of KPMG as its new independent registered public accounting firm.
The audit reports of EY on the consolidated financial statements of the Company as of and for the years ended December 31, 2024 and 2023 did not contain an adverse opinion or disclaimer, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the two fiscal years ended December 31, 2024 and 2023, there were no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and EY on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their report to the subject matter of the disagreement.
During the two fiscal years ended December 31, 2024 and 2023, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in the Company’s internal controls over financial reporting for the fiscal year ended December 31, 2024, relating to the accounting for the Omni Acquisition, specifically in connection with (a) initial purchase accounting, (b) accounting for the related income taxes and (c) accounting for impairment related to the Omni business, all of which were reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
These reportable events were discussed among the Audit Committee and EY. EY has been authorized by the Company to respond fully to the inquiries of KPMG, the successor independent registered public accounting firm, concerning these reportable events.
EY provided to the Company a letter stating that it agreed with the above statements, a copy of which was filed as Exhibit 16.1 to the Company’s Form 8-K filed with the SEC on March 27, 2025.
Independent Registered Public Accounting Firm Fees
The fees billed by KPMG in 2025 and by EY in 2024 for services rendered to the Company and its subsidiaries were as follows:
	2025 ($)	2024 ($)
Audit Fees(1)	3,976,527	6,983,000
Audit Related Fees	—	—
Tax Fees(2)	235,581	268,750
All Other Fees	—	—

(1)
Audit fees include fees and expenses related to the audit and interim reviews of the Company’s consolidated financial statements and the audit of the effectiveness of the Company’s internal controls over financial reporting for the fiscal year notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)
Tax fees include fees and expenses for advisory services rendered for tax consultation from January through December of the fiscal year notwithstanding when the fees and expenses were billed.

Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. The Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged. During 2025 and as of the date of this Proxy Statement, the Audit Committee pre-approved all of these services.
The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve all services presented by the independent registered public accounting firm up to $50,000.
Audit Committee Report
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the 2025 Annual Report with management and the Company’s independent registered public accounting firm, KPMG LLP, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee’s function is more fully described in its charter, which is available through the Governance link on the Company’s Investor website, which can be accessed at www.ir.forwardaircorp.com.
The Audit Committee reviews its charter on an annual basis. The Board annually reviews the definition of independence under Nasdaq’s listing standards for audit committee members and has determined that each member of the Audit Committee meets that standard.
Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, and applicable laws and regulations. KPMG LLP is responsible for performing an independent audit and reporting on the consolidated financial statements of the Company and its subsidiaries and the effectiveness of the Company’s internal controls over financial reporting.
The Audit Committee has been updated quarterly on management’s process to assess the adequacy of the Company’s system of internal controls over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee has also discussed with representatives of KPMG LLP the Company’s internal control assessment process and the firm’s audit of the Company’s system of internal controls over financial reporting.
The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2025 with the Company’s management and has discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standard No. 1301, as amended, and as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also discussed with KPMG LLP its independence from management and the Company and received KPMG LLP’s written disclosures and letter pursuant to applicable requirements of the PCAOB regarding the independent accountant’s communication with the Audit Committee concerning independence. The Audit Committee further considered the compatibility of the non-audit services with maintaining KPMG LLP’s independence. KPMG LLP has served as the Company’s independent registered public accounting firm since 2025, and KPMG LLP’s current lead audit partner has served in the role since 2025.
In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal controls over financial reporting and for preparing the financial statements, and other reports, and of the independent registered public accounting firm, who are engaged to audit and report on the consolidated financial statements of the Company and its subsidiaries and the effectiveness of the Company’s internal controls over financial reporting.
Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
Submitted By:
Christine M. Gorjanc, Chair
Dale Boyles
Paul Svindland
The Audit Committee of the Board of Directors
The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
Stockholder Vote Requirement
This proposal will be approved by a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this proposal and therefore will have no effect on the vote.
Recommendation of the Board
The Board believes the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year is in the best interest of the Company’s stockholders and recommends that stockholders vote “FOR” ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year.

PROPOSAL 4 — APPROVAL OF AN AMENDMENT TO THE 2025 OMNIBUS INCENTIVE
COMPENSATION PLAN
Summary of the Proposal
The Board recommends the approval of an amendment (the “Amendment”) to the 2025 Omnibus Plan solely to increase the number of shares available for issuance by 2,000,000 shares, which, if approved by our stockholders, will be effective immediately following such approval. The 2025 Omnibus Plan was approved by our stockholders on June 11, 2025.
As of April 21, 2026, there were approximately 646,152 shares available for issuance under the 2025 Omnibus Plan. If the Amendment is approved by our stockholders, the number of shares available for issuance under the 2025 Omnibus Plan will be increased to 2,646,152 shares (based on the number of shares available for issuance as of April 21, 2026).
We believe that equity awards are critical incentives to attracting, retaining and motivating our directors, officers and employees and are an important way of ensuring the interests of our talent are aligned with Company goals and stockholder interests. The increase in the share reserve will enable us to continue to be able to grant equity awards authorized by the 2025 Omnibus Plan to deserving individuals and remain competitive with our industry peers. We believe the granting of equity awards in this way is a common compensation practice. If this proposal is not approved, we believe we would be at a significant disadvantage against our competitors who use this practice to attract, retain and motivate key employees. If we are unable to grant equity awards, we could be forced instead to increase cash compensation at a time when we are seeking to be careful in our uses of cash, reducing resources available to meet our other business needs.
The summary that follows represents the terms of the 2025 Omnibus Plan in the event the Amendment is approved by our stockholders. The following information regarding the 2025 Omnibus Plan is being provided to you in connection with the solicitation of proxies for the approval of the Amendment. The following description of the 2025 Omnibus Plan is a summary only and is qualified in its entirety by reference to the full text of the 2025 Omnibus Plan, which was filed as Annex A to the Company’s proxy statement for the Company’s 2025 Annual Meeting of Stockholders filed with the SEC on May 13, 2025, and stockholders are urged to review it together with the following information. Annex A to this proxy statement contains the text of the proposed Amendment. Annex A is incorporated by reference into the following plan summary, which is qualified in its entirety by this reference. Capitalized terms used herein which are not otherwise defined shall have the meaning assigned to such terms in the 2025 Omnibus Plan, unless clearly stated otherwise.
Background
The purpose of the 2025 Omnibus Plan is to (a) align the interests of our stockholders and the recipients of awards under the 2025 Omnibus Plan by increasing the proprietary interest of such recipients in our growth and success; (b) advance our interests by attracting and retaining qualified employees and other persons providing services to us and/or our related companies; and (c) motivate such persons to act in the long-term best interests of our stockholders and our Company. The only change to the 2025 Omnibus Plan included in the Amendment is to increase the overall limit on the number of shares that may be issued under the 2025 Omnibus Plan by an additional 2,000,000 shares.
If the Amendment is approved, the new maximum number of shares of Company Common Stock that will be available for issuance under the 2025 Omnibus Plan pursuant to any form of equity awards permitted under the 2025 Omnibus Plan will be 2,646,152 shares (based on the number of shares available for issuance as of April 21, 2026). Shares of Company Common Stock that are not issued to the participant or are tendered by the participant to satisfy tax withholding obligations or to pay the exercise price of an award under the 2025 Omnibus Plan are not added back as shares available for issuance under the 2025 Omnibus Plan.
If the Amendment is not approved by our stockholders, we will continue to operate the 2025 Omnibus Plan in accordance with its existing terms.

Factors Considered in Setting Size of Requested Share Reserve
Equity is Essential to Talent Acquisition and Retention
Our industry is intensely competitive with many well-established companies that compete directly and indirectly with us for talent. The additional shares, if approved, would be used for grants not only to our executive officers, but also to recruit and retain employees throughout our business. We firmly believe that employees with a stake in the future success of our business are highly motivated to achieve long-term growth and are well-aligned with the interests of our other equity-holders to increase stockholder value. It is essential that we continue the use of equity compensation to better position us in the market and allow us to retain our skilled employees while attracting talented new employees to help us achieve our objectives, which include increasing stockholder value by growing the business. The use of shares would enable us to reduce cash compensation costs while leveraging equity to retain employees critical to the long-term success of the Company. Without the approval of an addition to our share reserve, we will be very challenged to continue to compete in this highly competitive market. This could ultimately result in the loss of critical talent and inhibit our ability to meet our future growth objectives.
The Size of Our Share Reserve Request is Reasonable
In its determination to recommend that the Board approve the Amendment, the Compensation Committee thoughtfully evaluated the appropriate number of shares for which to seek stockholder approval. The Compensation Committee considered historical grant and forfeiture levels, recent market prices of the shares of Company Common Stock and the anticipated use of stock awards as an incentive and retention tool. The Compensation Committee is committed to being careful stewards of stockholder capital.
If this proposal to approve the Amendment is approved, we will have approximately 2,646,152 shares available for grant under new awards (based on the number of shares available for issuance as of April 21, 2026). Based on our historical usage and forfeiture, we currently anticipate that this reserve will be a sufficient amount of equity for attracting, motivating and retaining employees, directors and consultants for approximately three years. However, the actual duration of the share reserve will depend on currently unknown factors, such as the Company’s stock price, changes in participation, our hiring and promotion activity, future grant practices, award type mix and levels, competitive market practices, acquisitions and divestitures, and the rate of returned shares due to forfeitures.
We Have Responsibly Managed Our Annual Burn Rate
Our Compensation Committee takes a thoughtful approach to managing our dilution and annual burn rate usage levels, taking into account business needs, competitive market practices, and our broader human resource management strategy. Our annual burn rates are calculated for each year as the number of shares issuable pursuant to equity awards granted in such year divided by the respective weighted-average common shares outstanding during the applicable years. Our annual burn rates for the applicable years were as follows:
Year	Burn Rate
2016	1.1%
2017	1.0%
2018	1.5%
2019	0.6%
2020	0.9%
2021	0.8%
2022	0.7%
2023	0.7%
2024	4.9%
2025	2.8%
As previously disclosed, in January 2024, we completed the Omni Acquisition, which added approximately 3,200 new employees to our Company. As a result, our increased burn rate for 2024 and 2025 was primarily due to the Omni Acquisition. Our future burn rate will depend on a number of factors, including any changes to the number of participants in the 2025 Omnibus Plan, the price per share of Company Common Stock, any changes to our compensation strategy, changes in business practices or industry standards, changes in our capital structure due to stock splits or similar events, the compensation practices of our competitors or changes in compensation practices in the market generally, and the methodology used to establish the equity award mix.
Our Current Equity-Pay Mix Aligns Incentives with Stockholder Gains
The 2025 Omnibus Plan enables the grant of stock options, restricted stock, restricted stock units, SARs, stock awards, stock unit awards, performance shares, cash-based performance units and other stock- and cash-based awards, each of which may be granted separately or in tandem with other awards.
Share Information as of April 21, 2026
The information included in this Proxy Statement and our 2025 Annual Report is updated by the following information regarding our unvested awards outstanding and our shares remaining available under all existing equity compensation plans (excluding the ESPP) as of April 21, 2026 (except as otherwise noted):
Element of Overhang	As of April 21, 2026
Total number of stock options outstanding	24,728
Total number of full-value awards outstanding(1)	1,947,302
Shares remaining available for grant under the 2025 Omnibus Plan(2)	646,152
Shares remaining available for grant under the 2025 NED Plan(2)	312,136
Total shares of Company Common Stock outstanding	32,448,712

(1)
This figure includes restricted stock, restricted stock units, performance shares and deferred stock units. The number of shares subject to outstanding performance shares assumes performance achievement at the maximum performance level.

(2)
The 2025 Omnibus Plan and the 2025 NED Plan are our active equity plans aside from the ESPP.

Promotion of Good Corporate Governance Practices
The 2025 Omnibus Plan includes a number of responsible corporate governance provisions. These include, but are not limited to, the following:
Element	Description
No Evergreen Feature; No Liberal Share Recycling	There is no evergreen feature pursuant to which the shares authorized for issuance under the 2025 Omnibus Plan can be automatically replenished without stockholder approval. Shares used to pay the exercise price or withholding taxes related to an outstanding award and unissued shares resulting from the net settlement of awards do not become available for issuance as future awards under the 2025 Omnibus Plan.
Repricing Prohibited	The 2025 Omnibus Plan prohibits any repricing, exchange or buyout of underwater stock options without stockholder approval.
Reloading Prohibited	Reload grants, or the automatic granting of additional stock options upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another outstanding stock option, are not permitted.
No Discounted Options or SARs	Stock options and SARs may not be granted with an exercise or grant price lower than the fair market value of the underlying shares on the date of grant.

Element	Description
Minimum Vesting Standards	The 2025 Omnibus Plan includes minimum vesting standards for awards — no less than a three-year vesting period (in pro rata installments or a single installment, with the initial vesting date not earlier than 12 months after the date of grant) for awards that are not performance-based and no shorter than a one-year performance period for performance-based awards. Exceptions to these minimum vesting standards may be made for death, disability, retirement or change in control of the Company, and up to 5% of the initial share pool may be granted with less stringent or no vesting conditions.
Performance-Based Awards	The 2025 Omnibus Plan permits the grant of performance-based stock and cash-incentive awards that are payable only upon the attainment of specified performance goals.
Limitations on Dividends on Performance-Based Awards	The 2025 Omnibus Plan prohibits the payment of dividends or dividend equivalents on performance-based awards that have not yet met the performance criteria.
No Liberal Definition of Change in Control	The 2025 Omnibus Plan’s definition of a change in control of the Company provides that any award benefits triggered by such a transaction are contingent upon the actual consummation of the transaction, not merely its approval by our Board or stockholders.
Double Trigger Vesting	Vesting of outstanding awards is not accelerated automatically upon a change in control of the Company unless the awards are not assumed or converted by the acquirer; rather, vesting will accelerate if the employee suffers an involuntary termination of employment in connection with or within 24 months after the change in control.
New Plan Benefits
If the Amendment is approved, future grants of awards, if any, will generally be subject to the Compensation Committee’s discretion, and therefore, in general, we cannot determine the number or type of awards that will be granted to any participant if the Amendment is approved. However, please refer to the “Summary Compensation Table” section of this Proxy Statement, which includes certain information regarding awards granted to our NEOs during the fiscal year ended December 31, 2025. Equity grants to our non-employee directors are described under the “Director Compensation” section of this Proxy Statement.
Stockholder Vote Requirement
This proposal must be approved by a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this proposal and therefore will have no effect on the vote. Unless otherwise directed therein, the proxies solicited hereby will be voted FOR approval of the Amendment.
Recommendation of the Board
The Board recommends a vote “FOR” approval of the amendment to the 2025 Omnibus Plan.

OTHER MATTERS
Additional Meeting Matters
The Board knows of no additional matters that may come before the meeting other than those referred to in this Proxy Statement; however, if any additional matters should properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of Regulation S-K require the directors and executive officers of the Company, and any persons holding more than 10% of any class of equity securities of the Company, to report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, Nasdaq and the Company. Based solely on a review of the reports that have been filed by or on behalf of such persons in this regard and written representations from our directors, executive officers and beneficial owners of more than 10% of any class, we believe that all required Section 16(a) reports were timely filed during fiscal year 2025 with respect to the Company, except with respect to (i) a late Form 3 filed on February 17, 2026 by Cetus with an event date of October 13, 2025, (ii) a late Form 4 filed on February 17, 2026 by Cetus covering one transaction that occurred on October 14, 2025, (iii) a late Form 3 filed on February 17, 2026 by Cetus with an event date of October 20, 2025, and (iv) a late Form 4 filed on February 17, 2026 by Cetus covering eight transactions that occurred on the following dates: October 20, 2025 (two transactions), November 6, 2025 (two transactions), November 10, 2025 (two transactions), November 11, 2025 (one transaction), and November 12, 2025 (one transaction).
Stockholder Proposals for the 2027 Annual Meeting of Stockholders
Any proposal intended to be presented for action at the 2027 Annual Meeting of Stockholders by any stockholder of the Company must be received by the Secretary of the Company at its principal executive offices not later than December 30, 2026 in order for such proposal to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to its 2027 Annual Meeting of Stockholders. Nothing in this paragraph shall be deemed to require the Company to include any stockholder proposal that does not meet all the requirements for such inclusion established by Rule 14a-8 of the Exchange Act.
Any stockholder proposal must also meet all other requirements contained in our Bylaws, including the advance notice provisions. For other stockholder proposals to be timely (but not considered for inclusion in the proxy statement for the 2027 Annual Meeting of Stockholders), a stockholder’s notice must be received by the Secretary of the Company between February 17, 2027 and March 19, 2027, and the proposal and the stockholder must comply with Rule 14a-4 under the Exchange Act. In the event that a stockholder proposal intended to be presented for action at the next annual meeting does not comply with the aforementioned requirements, the stockholder proposal will be excluded from the annual meeting.
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Notice of 2026 Annual Meeting of Stockholders, Proxy Statement and 2025 Annual Report may have been sent to multiple stockholders in your household, unless the Company has received contrary instructions from one or more stockholders. We will promptly deliver a separate copy of each document to you if you write the Company’s Secretary at Forward Air Corporation, 3200 Olympus Boulevard, Suite 300, Dallas, Texas 75019, or call (817) 552-5270. If you want to receive separate copies of the Notice of 2026 Annual Meeting of Stockholders, Proxy Statement and 2025 Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or, if the shares are not held in “street name,” you may contact the Company at the above address and phone number.
Stockholder Communications
Stockholders who wish to communicate with the Board, a Board committee or any individual director or directors may do so by sending written communications addressed to the Board, a Board committee or such individual director or directors, c/o Secretary, Forward Air Corporation, 3200 Olympus Boulevard, Suite 300, Dallas, Texas 75019. The Company’s Chief Legal Officer will open all stockholder communication for the sole purpose of determining whether the contents represent correspondence to any member of the Board or any group or committee of directors. Any stockholder communication that is not in the nature of advertising, promotions of product or service, or patently offensive material will be forwarded promptly to the member(s) of the Board to whom the stockholder communication is addressed. In the case of any stockholder communication to the Board or any group or committee of directors, the Chief Legal Officer’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.
Miscellaneous
It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, stockholders who do not expect to attend the 2026 Annual Meeting are urged, regardless of the number of shares of Company Common Stock and units of Company Series B Preferred Stock owned, to please vote and submit your proxy over the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy in the envelope provided as promptly as possible. If you attend the meeting and desire to vote by ballot, you may do so even though you have previously sent a proxy.
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 is included within the Annual Report provided with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. Copies of exhibits filed with the Form 10-K are available, free of charge, upon written request. Requests should be made in writing to Michael L. Hance, Secretary of the Company, at Forward Air Corporation, 3200 Olympus Boulevard, Suite 300, Dallas, Texas 75019. The Company’s filings with the SEC are also available, without charge, through the Investors — SEC Filings link on the Company’s website, www.forwardaircorp.com, as soon as reasonably practicable after filing. The Company’s website and the information contained therein or connected thereto are not incorporated into this Proxy Statement.
By Order of the Board of Directors,

Dallas, Texas April 29, 2026	Michael L. Hance Chief Legal Officer and Secretary

ANNEX A
AMENDMENT TO THE 2025 OMNIBUS INCENTIVE COMPENSATION PLAN
WHEREAS, Forward Air Corporation, a Delaware corporation (the “Company”) maintains the 2025 Omnibus Incentive Compensation Plan (the “Plan”), which was previously approved by the Company’s Board of Directors (the “Board”) on March 21, 2025 and approved by the stockholders of the Company on June 11, 2025;
WHEREAS, the Compensation Committee of the Board (the “Committee”) is the administrator of the Plan;
WHEREAS, the Committee believes that the number of shares of common stock remaining available for issuance under the Plan has become insufficient for the Company’s anticipated future needs under the Plan;
WHEREAS, the Committee has determined that it is in the best interests of the Company to amend the Plan, subject to stockholder approval, to increase the number of shares of common stock available for issuance in the Share Pool (as defined in the Plan) by 2,000,000 shares of common stock (the “Amendment”);
WHEREAS, Section 15 of the Plan provides that the Committee may amend the Plan from time to time; and
WHEREAS, this Amendment will become effective upon approval by the Company’s stockholders at the Company’s 2026 Annual Meeting of Stockholders, and if, for any reason, the Company’s stockholders fail to approve this Amendment, the existing Plan shall continue in full force and effect.
NOW, THEREFORE:
1.
Section 5(a) of the Plan is hereby deleted in its entirety and replaced with the following:

(a)
Initial Share Pool.   As of the Effective Date and subject to adjustment under Section 10(a) of the Plan, the number of shares of Common Stock issuable pursuant to Awards granted under the Plan (the “Share Pool”) shall be equal to 2,646,152 shares.

2.
Effective Date of the Amendment.   This Amendment shall become effective upon the date that it is approved by the Company’s stockholders in accordance with applicable laws and regulations.

3.
Other Provisions.   Except as set forth above, all other provisions of the Plan shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been adopted by the Committee this 14th day of April, 2026, subject to approval by the Company’s stockholders at the Company’s 2026 Annual Meeting of Stockholders.

A-1

in Forward- SCAN TOVIEW MATERIALS &VOTEFORWARD AIR CORPORATIONAMU LEGAL DEPARTMENT3200 OLYMPUS BOULEVARD, SUITE 300DALLAS, 7X75079VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on lune 16, 2026 for shares held directly and by 11:59 p.m. Eastern Time on June 14, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-lone telephone to transmit your voting instructions. Vole by 11:59 p.m. Eastern I irne on June 16, 2026 for shares held directly and by 11:59 p.m. Eastern I irne on June 14, 2026 for shares held in The Board of Directors recommends you vote FOR Proposals 2, 3 and 4.2.To approve, on a non-binding, advisory basis, the compensation of the named executive officers (the "say on pay vote").3.To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the 2026 fiscal year.4.To approve an amendment to the 2025 Omnibus Incentive Compensation plan to increase number of shares of common stock authorized for issuance thereunder.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.a Plan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and dale your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, do Broadridge, 51 Mercedes Way, Idgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V88610-P50036KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY01)Dale W. Boyles04)Shawn Stewart02)Christine M. Gorjanc05)Paul Svindland03)Jerome Lorrain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint ovvners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)DateFORWARD AIR CORPORATIONThe Board of Directors recommends you vote FOR ALL on Proposal 1.Election of DirectorsFor Withhold For AllTo withhold authority to vote for any individualAllAllExceptnominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 0 0 0

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. VS8611-P50036FORWARD AIR CORPORATION Annual Meeting of Stockholders June 17, 2026 8:00 AM Central Time This proxy is solicited on behalf of the Board of Direct° sThe undersigned, having received the Notice of Annual Meeting of Stockholders and Proxy Statement, hereby appoints Shawn Stewart and Michael L. Hance, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock of Forward Air Corporation owned of record by the undersigned on all matters which may come before the 2026 Annual Meeting of Stockholders to be held on _lune 17, 2026 at 8:00 a.m. CT and any adjournments thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve, or for good cause will not serve, on matters which the hoard of Directors does not know a reasonable time before making the proxy solicitation, will be presented at the meeting and on other matters, which may properly come before the 2026 Annual Meeting of Stockholders and any adjournments thereof.You are encouraged to specify your choice by marking the appropriate box (see reverse side), but you need not mark any box if you wish to vote in accordance with the hoard of Directors' recommendations. The proxies cannot vote these shares unless you sign and return this card.This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR ALL of the director nominees in proposal 1 and FOR Proposals 2, 3 and 4.Continued and to be sinned on reverse side